UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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NABORS INDUSTRIES LTD.
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Annual General Meeting of Shareholders Tuesday, June 4, 2019, 10:00 A.M. CDT The Offices of Nabors Corporate Services, Inc. 515 West Greens Road Houston, Texas 77067

NOTICE OF 2019 ANNUAL GENERAL MEETING OF SHAREHOLDERS
Tuesday, June 4, 2019, 10:00 A.M. CDT
The Offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, Texas 77067

April 25, 2019

Dear Fellow Shareholder:

On behalf of the Board of Directors (the “Board”) of Nabors Industries Ltd. (“Nabors,” or the “Company”), we cordially invite you to attend the Company’s 2019 annual general meeting of shareholders to be held on June 4, 2019 at 10:00 A.M. CDT (the “meeting”). You are entitled to vote at the meeting if you were a shareholder of record at the close of business on April 5, 2019. This year, shareholders will consider:

1.	the election of seven directors for a one year term (Item 1);
2.	the approval and appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2019, and authorization for the Audit Committee of the Board to set the independent auditor’s remuneration (Item 2);
3.	an advisory “Say on Pay” vote to approve the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement (Item 3); and
4.	such other business as may properly come before the meeting.

The Company’s annual audited financial statements for the year ended December 31, 2018, also will be presented at the meeting.

Further information regarding the meeting and the above proposals is set forth in the Proxy Statement. We are mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) on or about April 25, 2019. Shareholders who have requested a paper copy of the Proxy Statement and the Company’s 2018 Annual Report will receive those documents. The Notice contains instructions on how to access the proxy materials, vote online and obtain a paper copy of the proxy materials.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. We hope you will read the Proxy Statement and 2018 Annual Report and submit your proxy, or use telephone or Internet voting, prior to the meeting. Even if you plan to attend the meeting, please submit a proxy as soon as possible to ensure that your shares are voted at the meeting in accordance with your instructions.

On behalf of the Board and our management team, I extend our appreciation for your continued support.

Sincerely yours,

ANTHONY G. PETRELLO
Chairman, President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL GENERAL MEETING TO BE HELD ON JUNE 4, 2019:
Our Proxy Statement and our 2018 Annual Report are available at:
www.proxyvote.com

April 25, 2019

Dear Fellow Shareholder:

For the Board of Directors, management, and employees of Nabors, 2018 was an eventful and productive year. Noteworthy achievements for the year included:

•	increasing operating revenue by 19.2% and adjusted EBITDA by 39.5%
•	reducing total debt by approximately $442 million for the year, and net debt by approximately $560 million
•	increasing average U.S. Drilling daily rig margins at the end of 2018 by over 75% to $11,428, from $6,444 at the end of 2017
•	maintaining focus on our 2020 Vision by achieving 83% growth in the annualized adjusted EBITDA run rate of our Nabors Drilling Solutions segment for the fourth quarter
•	continuing safety performance progress toward our Mission Zero goal of no recordable incidents by achieving our best ever total recordable incident rate of 0.66
•	delivering on our promise of breakeven cash flow generation after dividends for 2018
•	integrating the operations of Tesco Corporation and Robotic Drilling Systems AS (now Canrig Robotic Technologies AS)
•	completing an offering of common and preferred shares for net proceeds of approximately $580 million
•	preserving future liquidity by entering into a new five-year senior unsecured revolving credit facility providing for borrowings of up to $1.267 billion, while retaining $666.25 million on our existing facility expiring in 2020
•	introducing the new PACE®-M750 rig as a capital-efficient retrofit to the existing PACE®-M550 rig
•	completing the acquisition of PetroMar Technologies, Inc., a manufacturer of innovative logging-while-drilling tools

We believe these accomplishments and others will enhance our position going forward as one of the world’s premier oil and gas drilling, equipment, and technology companies.

As we have done for the past several years, during 2018 management and members of the Board reached out to large shareholders on important issues, including corporate governance and executive compensation. Following these discussions we took a number of actions, including:

•	effective February 21, 2019, appointed a new director, Mr. Anthony Chase, to bring greater depth, experience, expertise, knowledge – including with respect to environmental matters – and diversity to the Board
•	reduced the 2018 compensation of our CEO through his voluntary forfeiture of a TSR Share award having a grant date fair value of approximately $4 million, in exchange for a time-based restricted share award with a grant date fair value of $1,500
•	amended our CEO’s and CFO’s employment agreements to, among other things, cap the payout of all TSR Share awards at target if the Company’s total shareholder return is negative
•	reduced our CEO’s base salary for 2019 by 10%
•	created an Office of Human Capital, with a senior vice president in charge of both Health, Safety, & Environment as well as Human Resources
•	reduced total Board fees by approximately 20% beginning January 1, 2019
•	strengthened the organization in accordance with its succession plan

The Board is committed to listening to you, our shareholders. We value your input, and appreciate those shareholders that take time to discuss these important issues and otherwise provide valuable insight.

We encourage you to read this Proxy Statement and the accompanying 2018 Annual Report, and to learn more about Nabors and the steps we have taken to be responsive to shareholder concerns. We, the Board of Directors, thank you for your investment in Nabors, and encourage you to vote your shares with the Board’s recommendations.

Sincerest regards,

JOHN YEARWOOD
Lead Director

2019 Proxy Statement

2019 Proxy Statement

PROXY SUMMARY

This summary highlights information contained in this Proxy Statement. It does not contain all the information that you should consider before voting. We encourage you to read the entire Proxy Statement. For information regarding the Company’s 2018 financial performance, please read our 2018 Annual Report. The annual meeting will take place:

Date:	June 4, 2019	Place:	The Offices of Nabors Corporate Services, Inc.
Time:	10:00 A.M. CDT		515 W. Greens Rd. Houston, Texas 77067

Please vote your shares promptly, as this will save the expense of additional proxy solicitation.
You may submit your vote by Internet, telephone, mail or in person.

Visit the website listed on your proxy card/voting instruction form to vote via the Internet.	Call the telephone number on your proxy card/voting instruction form to vote by telephone.
Sign, date and return your proxy card/voting instruction form to vote by mail.	Vote in person at the annual meeting. Owners with shares held through a bank or broker may vote in person at the meeting if they have a legal proxy from the bank or broker and bring it to the meeting.

ITEMS TO BE CONSIDERED & BOARD RECOMMENDATIONS

ITEM		VOTES REQUIRED FOR APPROVAL	BOARD’S VOTING RECOMMENDATION	PAGE REFERENCE

Item 1	Elect directors	Plurality of votes cast	FOR	13

Item 2	Approve and appoint PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2019 and authorize the Board’s Audit Committee to set the independent auditor’s remuneration	Majority of votes present	FOR	28
Item 3	Advisory vote to approve the compensation of the company’s named executive officers	Majority of votes present The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions	FOR	60
This Proxy Statement and our 2018 Annual Report are available electronically on our hosted website at www.proxyvote.com and accessible via the QR code at the right. The Notice and proxy materials are first being made available to our shareholders on or about April 25, 2019.

2019 Proxy Statement 1

DIRECTOR NOMINEES

Upon the recommendation of the Governance and Nominating Committee, our Board of Directors has nominated the following seven director nominees (all of whom are current directors) to be elected at the annual general meeting of shareholders. All the nominees for director are independent under the rules of the NYSE, other than Mr. Petrello, who is our Chief Executive Officer. Detailed information about each director nominee, including their respective backgrounds, skills and experience, can be found under “Corporate Governance—Director Nominees”.

NAME	AGE	DIRECTOR SINCE	INDEPENDENT	PRIMARY OCCUPATION
Tanya S. Beder	63	2017	✔	Chairman and CEO of SBCC Group Inc.
Anthony R. Chase	64	2019	✔	Chairman and CEO of ChaseSource, L.P.
James R. Crane	65	2012	✔	Chairman and CEO of Crane Capital Group Inc.
John P. Kotts	68	2013	✔	Private investor and entrepreneur
Michael C. Linn	67	2012	✔	President and CEO of MCL Ventures, LLC
Anthony G. Petrello	64	1991		Chairman of the Board, President and CEO
John Yearwood	59	2010	✔	Retired President, CEO and COO of Smith International, Inc.

DIRECTOR DASHBOARD

2	2019 Proxy Statement

CORPORATE GOVERNANCE HIGHLIGHTS

The following actions reflect our ongoing, constructive dialogue with shareholders and commitment to transparency and good corporate governance:

•	CEO forfeiture of TSR Share award having a grant date fair value of approximately $4 million in exchange for time-based restricted shares having a grant date fair value of $1,500
•	CEO base pay decreased by 10 percent for 2019
•	Anthony R. Chase appointed to Board of Directors, to bring greater depth, experience, knowledge – including with respect to environmental matters – and diversity to the Board
•	Direct discussions regarding corporate governance matters with shareholders representing approximately 25 percent of shares
•	Direct investor relations outreach to active institutional investors representing approximately 35 percent of shares
•	Reduction in Director compensation

2019 Proxy Statement 3

PROXY STATEMENT

GENERAL

This Proxy Statement and the proxy card/voting instructions are being furnished to all shareholders beginning on or about April 25, 2019, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Nabors Industries Ltd. for the 2019 annual general meeting of shareholders (the “meeting”).

In this Proxy Statement, “Nabors”, the “Company”, “we”, “us” and “our” refer to Nabors Industries Ltd. Where the context requires, these references also include our consolidated subsidiaries and predecessors. Our principal executive offices are located at Crown House, 4 Par-la-Ville Road, Second Floor, Hamilton, HM 08 Bermuda.

MEETING INFORMATION

We will hold the meeting at the offices of our subsidiary, Nabors Corporate Services, Inc., located at 515 W. Greens Rd., Houston, Texas, 77067, at 10:00 a.m. Central Daylight Time on Tuesday, June 4, 2019, unless adjourned or postponed. Directions to the meeting can be found under the Investor Relations tab of our website at www.nabors.com or by calling our Investor Relations department at 281-775-8038.

WHO CAN VOTE & RECORD DATE

All shareholders of record at the close of business on April 5, 2019 (the “record date”), are entitled to vote, in person or by proxy, on each matter submitted to a vote of shareholders at the meeting. On the record date, 415,951,603 of the Company’s common shares were outstanding, the holders of which are entitled to one vote per common share on all matters. The number of common shares outstanding includes shares held by our subsidiaries, which will be voted consistent with the Board’s recommendation. We currently have no other class of securities entitled to vote at the meeting.

MEETING ATTENDANCE

Only record or beneficial owners of the Company’s common shares may attend the meeting in person. If you are a shareholder of record, you may be asked to present proof of identification, such as a driver’s license or passport. Beneficial owners who hold their shares through a broker, dealer, or other nominee must also present evidence of share ownership, such as a recent brokerage account or bank statement, as well as present a legal proxy from their broker. All attendees must comply with our standing rules, which are available on our website and will be distributed upon entrance to the meeting.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF MATERIALS

Pursuant to the Securities and Exchange Commission (the “SEC”) “notice and access” rules, we may furnish proxy materials, including this Proxy Statement and our 2018 Annual Report for the year ended December 31, 2018, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they request them prior to distribution of the Proxy Statement. Instead, a Notice of Internet Availability of Proxy Materials (the “Notice”) was mailed, which explains how you may access and review the proxy materials and how you may submit your proxy on the Internet. We believe that this makes the proxy distribution process more efficient, less costly, and helps to conserve natural resources. If you would like to receive a paper or electronic copy of our proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive proxy materials electronically did not receive the Notice and are receiving the proxy materials in the format requested. Proxy materials will also be provided for distribution through brokers, custodians and other nominees and fiduciaries. We will reimburse these parties for their reasonable out-of-pocket expenses for forwarding the proxy materials.

HOUSEHOLDING

The SEC permits a single set of annual reports and proxy statements or a notice of Internet availability of proxy materials, as applicable, to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card or voting instructions. This

4	2019 Proxy Statement

procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if a shareholder holds shares through a broker and resides at an address at which two or more shareholders reside, that residence may receive only one annual report and proxy statement or notice, as applicable, unless any shareholder at that address has given the broker contrary instructions. However, if any such shareholder residing at such an address wishes to receive a separate annual report and proxy statement or Notice in the future, or if any such shareholder that elected to continue to receive such materials wishes to receive a single set of materials in the future, that shareholder should contact their broker, call our Corporate Secretary at (441) 292-1510, or send a request to our Corporate Secretary at Crown House Second Floor, 4 Par-la-Ville Road, Hamilton, HM08 Bermuda. The Company will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of the annual report and proxy statement or notice, as applicable, to a shareholder at a shared address to which a single copy of the documents was delivered.

PROXY SOLICITATION

We have retained Georgeson LLC, 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, for a fee of approximately $15,500, plus reimbursement of out-of-pocket costs and expenses, to solicit proxies on behalf of the Board by mail, in person and by telephone. We will pay all expenses associated with this solicitation and the preparation of proxy materials. In addition, certain of our directors, officers, and employees may solicit proxies by telephone, personal contact, or other means of communication. They will not receive any additional compensation for these activities.

VOTING INFORMATION

Quorum. A majority of the common shares outstanding on the record date, represented in person or by proxy, will constitute a quorum to transact business at the meeting. Abstentions, withheld votes, and broker nonvotes will be counted for purposes of establishing a quorum.

Submitting voting instructions for shares held in your name. As an alternative to voting in person at the meeting, you may direct your vote for the meeting by telephone or via the Internet, which saves the Company money, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed and signed proxy card. A properly submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke your instructions. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation unless they lack the discretionary authority to do so.

Submitting voting instructions for shares held in street name and broker nonvotes. If you hold your shares through your broker, follow the instructions you receive from your broker. If you want to vote in person, you must obtain a legal proxy from your broker and bring it to the meeting. If you do not submit voting instructions to your broker, your broker may still be permitted to vote your shares. New York Stock Exchange (“NYSE”) member brokers may vote your shares on the approval and appointment of the Company’s independent auditor and authorization for the Audit Committee to set the independent auditor’s remuneration, which is a “discretionary” item. All other items to be voted on at the meeting are “nondiscretionary” items. Absent specific voting instructions from the beneficial owners, NYSE member brokers may not vote on these proposals. If your broker does not have discretion to vote your shares on a matter, your shares will not be voted on that matter, resulting in a “broker nonvote”. Broker nonvotes will be counted for purposes of establishing a quorum, but will not be counted in determining the outcome of “non-discretionary” items. In other words, broker nonvotes will have no effect on the proposal.

Withholding your vote or voting to “abstain”. You may withhold your vote for any nominee for election as a director. Withheld votes will be excluded from the vote. Because directors are elected by a plurality of votes and there are only seven nominees for the seven director positions, withheld votes will have no effect on the election of directors. On the other proposals, you may vote to “abstain”. If you vote to “abstain”, your shares will be counted as present at the meeting, and your abstention will have the effect of a vote against the proposal.

Revoking your proxy. You may revoke your proxy at any time before it is actually voted by (1) delivering a written revocation notice prior to the meeting to the Corporate Secretary in person or by courier at the address on the notice of meeting appearing at the front of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda; (2) submitting a later-dated proxy that we receive no later than the conclusion of voting at the meeting; or (3) actually voting in person at the meeting. Please note that merely attending the meeting will not, by itself, constitute a revocation of a proxy.

2019 Proxy Statement 5

Votes Required / Abstentions and Broker Nonvotes. The following chart provides information on the votes required to elect a director nominee or approve a proposal and the treatment of abstentions and broker nonvotes:

VOTING ITEM	VOTE REQUIRED TO ELECT OR APPROVE	TREATMENT OF ABSTENTIONS AND BROKER NONVOTES
Election of Directors
Each director must receive a plurality of the votes cast; however, a nominee who does not receive the affirmative vote of a majority of the shares voted in connection with his/her election must tender his conditional resignation from the Board, which the Board will accept unless it determines that it would not be in the Company’s best interests to do so.
No effect
Independent Auditor	Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy.	Abstentions have the same effect as a vote against the proposal; brokers may vote undirected shares
Say-on-Pay
Requires the affirmative vote of the holders of a majority of shares present in person or represented by proxy. The vote on this item is nonbinding, but the Board will consider the results of the vote in making future decisions.
Abstentions have the same effect as a vote against the proposal; broker nonvotes will have no effect

6	2019 Proxy Statement

CORPORATE GOVERNANCE

ROLE OF THE BOARD OF DIRECTORS

The Board directs the management of the Company’s business and affairs. The shareholders elect the Board to act on their behalf and to oversee their interests. Unless reserved to the shareholders under applicable law or the Company’s Bye-laws, all corporate authority resides in the Board as the representative of the shareholders.

The Board selects and appoints executive officers to manage the day-to-day operations of the Company, while retaining ultimate oversight responsibilities. Together, the Board and management share an ongoing commitment to the highest standards of corporate governance and ethics. The Board reviews all aspects of our governance policies and practices, including the “Board Guidelines on Significant Corporate Governance Issues” (the “Governance Guidelines”) and the Company’s “Code of Business Conduct”, at least annually and makes changes as necessary. The Governance Guidelines and the Code of Business Conduct along with all committee charters are available on the Company’s website at www.nabors.com.

OVERVIEW OF KEY GOVERNANCE TOPICS

Director Independence

The Governance and Nominating Committee conducts a review at least annually of the independence of each member of the Board and its committees and reports its findings to the full Board. As permitted by the rules of the NYSE, the Board has adopted categorical standards to assist it in making determinations of director independence. These standards incorporate and are consistent with the independence requirements of the NYSE and are set forth in our Governance Guidelines available on our website at www.nabors.com. In addition to these standards, the Board also reviews each of the transactions, relationships and arrangements described under “Certain Relationships and Related-Party Transactions” below, as well as social and other relationships, in determining whether a director is independent.

Upon the recommendation of the Governance and Nominating Committee, the Board has determined that each director of the Board, other than Mr. Petrello, is independent. The Board also has determined that each member of our Audit, Compensation, and Governance and Nominating Committees meets the independence standards established for these committees by the NYSE and the rules and regulations of the SEC.

Director Nominations

The Governance and Nominating Committee recommends director candidates to the full Board. The Governance and Nominating Committee considers the entirety of each candidate’s credentials including, especially, the ability of each candidate to assist the Board in fulfilling its fiduciary duties to the Company and its shareholders. See “Item 1: Election of Directors” below for a more complete discussion of the criteria used to select director nominees.

Shareholder Nominations and Proxy Access Policy

The Governance and Nominating Committee accepts shareholder recommendations of director candidates and evaluates such candidates in the same manner as other candidates. Shareholders who wish to submit a candidate for consideration by the Governance and Nominating Committee for election at our 2020 annual general meeting of shareholders may do so by submitting in writing the candidate’s name, together with the information described in the Board’s “Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders” available at www.nabors.com. In addition, in July 2017, our Board amended the Company’s proxy access policy to permit up to 20 shareholders owning collectively three percent or more of our outstanding common shares for at least three years to nominate and include in our proxy materials nominees representing up to 20% of the Board, as detailed in the policy, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in the policy. Submissions to the Board should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda, no later than the date required for shareholder submissions pursuant to SEC Rule 14a-8, as set forth on page 61 of this proxy statement.

Shareholder Communications with the Board

Shareholders and other interested parties may contact any of the Board’s directors (as a group or individually), committees, or independent directors as a group, by writing to them at Nabors Industries Ltd., c/o Corporate Secretary. Communications should be delivered in person or by courier to the address on the notice of meeting appearing at the beginning of this Proxy Statement or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda. Shareholder communications received in this manner will be handled in accordance with the Board’s “Policy Regarding Shareholder Communications with the Board of Directors” which is available at www.nabors.com. In addition, any concern about the Company’s conduct, or a complaint about the Company’s accounting, internal control

2019 Proxy Statement 7

or auditing matters, may be communicated directly to the Lead Director, to the outside directors as a group, or to the Audit Committee. Such communications will be treated as confidential and can be anonymous, and may be submitted in writing in care of the Corporate Secretary, or reported by phone to the Nabors Hotline, established specifically for reporting policy concerns, at 1-877-NABORS7.

Annual Meeting Attendance Policy

The Company encourages all directors to attend the annual general meeting of the shareholders. Five of the seven incumbent directors then comprising the full Board attended the 2018 annual general meeting of shareholders.

Executive Sessions of Non-Employee Directors

Our non-employee directors, each of whom the Board has determined is independent, meet in executive session at each regular meeting of the Board, and any executive sessions convened by the Lead Director during the year, without the CEO or any other member of management present. The Lead Director presides over these executive sessions.

Board Leadership Structure

Our Governance Guidelines were modified in 2014 to provide for an independent chairman of the Board following the tenure of our current Chairman and CEO, Mr. Petrello, whose employment agreement provides that he will serve in both roles. Until such time, the Board believes that the current combination of the chairmanship with an experienced, independent Lead Director creates an effective Board leadership structure for the Company. The Board believes that, as the individual with primary responsibility for managing the Company’s day-to-day operations and with extensive knowledge and understanding of the Company, Mr. Petrello is best positioned to chair regular Board meetings as the directors discuss key business and strategic issues and to focus the Board’s attention on the issues of greatest importance to the Company and its shareholders. Furthermore, combining the roles of Chairman and CEO in Mr. Petrello creates a clear line of authority that promotes decisive and effective leadership, both within and outside the Company. The Board’s current view is that a combined Chairman and CEO position, together with a predominantly independent board and a proactive, independent Lead Director, promotes a candid discourse and responsible corporate governance.

Mr. Yearwood will continue to serve as our independent Lead Director, a position he has held since 2011. The Lead Director’s primary responsibility is to preside over executive sessions of non-employee directors and to call meetings of the non-employee directors as desirable. Such executive sessions provide non-employee directors an opportunity to independently evaluate management and the Company’s operations. In addition, the Lead Director:

•	chairs certain portions of Board meetings;
•	serves as liaison between the Chairman and the non-employee directors;
•	develops and approves, together with the Chairman, the agenda for Board meetings, adding agenda items where he deems appropriate;
•	leads the Board’s annual self-evaluation; and
•	performs other duties delegated by the Board from time to time.

The Board believes that the Company’s corporate governance and leadership structures, including the composition of the Board, its committees and the presence of a strong Lead Director, creates the most effective leadership structure for the Company at this time and provides effective independent oversight of the Board itself and management. Both the Chairman and Lead Director serve on the Board’s Executive Committee, and any director may raise a matter for consideration by the Board. This past year, our Lead Director:

•	partnered with the Chair of the Compensation Committee and others in extensive communications with significant shareholders regarding governance matters;
•	traveled to the Company’s office in Bogota, Colombia for its November Board meeting and visited a rig leased to a large customer in that country; and
•	provided input and guidance on strategy and growth directly to management in operations.

The Board believes that Mr. Yearwood’s extensive management experience in the industry and effective performance in the role of Lead Director qualify him to continue to serve in that capacity.

Board’s Role in Risk Oversight

Our full Board is responsible for risk oversight and has designated the Risk Oversight Committee to provide assistance in fulfilling its oversight responsibilities with respect to the Company’s processes and policies regarding risk assessment and risk management, including the Company’s enterprise risk management, compliance and

8	2019 Proxy Statement

operational control activities. The Risk Oversight Committee currently meets, at a minimum, on a quarterly basis to evaluate the Company’s risk exposure and tolerance. Ms. Beder, who has significant professional experience in risk management, serves as the Chair of the Risk Oversight Committee.

At each meeting, the Risk Oversight Committee receives information from management regarding a variety of matters, including operations, legal, regulatory, finance, internal audit, cybersecurity, information technology, and strategy, as well as any material risks associated with each matter. It also receives an update from the Company’s Enterprise Risk Management Committee (“ERMC”) comprised of almost a dozen top senior managers of the Company from various functions, each of whom supervises day-to-day risk management throughout the Company. The ERMC is not a committee of the Board. The ERMC is tasked with identifying all potential material risks facing the Company and implements mitigation measures. The ERMC members meet formally throughout the year to define and improve the risk mapping process and implementation. In addition, the Risk Oversight Committee receives an update from the chairman of each of the Company’s committees and in turn provides a quarterly risk report to the Board. The Board also has adopted a procedure for employees and shareholders to report concerns about the Company’s conduct, accounting, internal controls and other matters directly to certain members of the Board. In addition, the Board oversees management as management fulfills its responsibilities for the assessment and mitigation of risks and for taking appropriate risks.

SUSTAINABILITY

Sustainability is an essential part of our corporate culture and an integral part of our strategic plans. Through technological innovation, environmental impact planning, corporate safety initiatives and community relations activities, the Company understands that how we conduct business is of equal importance to our results. Our sustainability report can be found on our website, www.nabors.com.

CODE OF BUSINESS CONDUCT

The Company has adopted a Code of Business Conduct in accordance with NYSE requirements. All of our employees, including our executive officers, senior management and non-employee directors are required to abide by our Code of Business Conduct, as well as related policies and procedures, to ensure that our business is conducted in a consistently legal and ethical manner. We also expect venders and suppliers to act consistently with the Code of Business Conduct. The Code of Business Conduct is posted on our website at www.nabors.com. We intend to disclose on our website any material amendments to the Code of Business Conduct, or waivers from any provision of the Code of Business Conduct that apply to our CEO and CFO.

SHAREHOLDER ENGAGEMENT

In making decisions regarding corporate governance issues, the Board considers shareholder opinions and input, which it obtains in several ways. One way is through advisory votes on executive officer compensation, as well as shareholder and other proposals at our annual general meetings. In addition, as part of our shareholder outreach effort, we contacted 20 of our largest institutional shareholders, representing approximately 60-65 percent of our outstanding common shares, in an attempt to obtain their views on the Company’s corporate governance program. Of those, only five shareholders, representing approximately 25 percent of our shares, ultimately agreed to hold discussions with our Lead Director and the Chairman of our Compensation Committee. In early 2019, members of our Board and management also met in person with a team from Glass Lewis & Co. LLC, at their invitation, to discuss governance issues, including executive compensation. We believe that dialogue with shareholders and proxy advisory firms affords our directors deeper insight into shareholder concerns than is provided just by a vote on individual topics, and enables a more effective response to issues of most importance to shareholders. We will continue our shareholder outreach, and hope to have higher shareholder response in the future. In addition, during 2018 our investor relations team engaged in dialogue on a regular basis with approximately 100 other shareholders collectively holding approximately 35 percent of our outstanding shares.

2019 Proxy Statement 9

MEETINGS OF THE BOARD AND COMMITTEES

The Board met four times during 2018.

The Board has six committees, each of which report their activities to the Board: (1) the Audit Committee, (2) the Compensation Committee, (3) the Executive Committee, (4) the Governance and Nominating Committee, (5) the Risk Oversight Committee and (6) the Technology and Safety Committee. Appointments to and chairmanships of the committees are recommended by the Governance and Nominating Committee and approved by the Board. Directors are expected to attend all meetings of the Board and committees on which they serve.

Each of our incumbent directors attended over 75 percent of all meetings of the Board and committees on which he or she served during 2018.

The following chart shows the current membership and chairmanship of each Board committee, and the number of meetings held by each committee during 2018.

	AUDIT	COMPENSATION	EXECUTIVE	GOVERNANCE AND NOMINATING	RISK OVERSIGHT	TECHNOLOGY AND SAFETY
Tanya S. Beder	•			•(1)	Chair	•
James R. Crane		•	•			Chair
Anthony R. Chase				•(2)	•(2)
John P. Kotts	Chair	•			•
Michael C. Linn		Chair		•
Anthony G. Petrello			Chair
Dag Skattum(3)				•(3)	•(3)
John Yearwood	•		•	Chair	•(1)	•
Number of Meetings	4	4	0	4	4	4
(1)	From November 6, 2018 to February 21, 2019.
(2)	Since Mr. Chase’s appointment to the Board on February 21, 2019.
(3)	Mr. Skattum formally resigned from the Board and all committees effective August 31, 2018.

In addition, during 2018 the Board held one strategy session; the Audit Committee held one telephonic informational session; the Risk Oversight and Technology and Safety Committees held a combined informational meeting; the Compensation Committee took action twice by written consent; the Governance and Nominating Committee took action once by written consent; and the Executive Committee took action on four occasions by written consent.

BOARD PRACTICES AND COMMITMENT

The Board typically meets four times a year at a location outside the United States. A typical Board meeting requires at least one, and most times two, overnight stays. The Board targets at least one meeting each year to be held at a key Nabors market location outside the United States. Last year, this meeting took place in Colombia. This practice allows the Board members to have direct contact with both field level and local management, and facilitates a greater understanding of the challenges and opportunities in these markets. The Board also may use these occasions to meet with key customers and vendors, and to receive direct feedback on the Company’s performance and opportunities.

Board meetings, including committee meetings, typically consume collectively about 15 hours of actual meeting time for each trip. Travel times range from 8 hours to as many as 34 hours depending on location.

As a policy, Board member participation is virtually always in person and not telephonic. Key management personnel are invited on a rotational basis to make presentations to the Board at almost every meeting. This practice ensures informed contact by the Board members with one another as well as with management.

Given that Board meetings must be held outside the U.S., our standard practice is for each director to attend all committee meetings, whether or not a member of that committee. This practice promotes extraordinary depth of knowledge with respect to Company matters and ensures the Company benefits from the directors’ collective knowledge, skill and experience.

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Board members also hold meetings with shareholders, either in person or by telephone. This allows the Board to have direct communication and to discuss all issues that are of importance to the shareholders. This year two Board members also met in person with a team from Glass Lewis, LLC, at their invitation, to discuss governance issues. Members of the Board also meet regularly with management and employees of the Company to discuss strategy and other matters.

The Company believes these Board practices are among the best in class for corporate governance.

Key Committee Responsibilities

The following table shows the key responsibilities of each Board Committee.

AUDIT COMMITTEE

•	Oversees the integrity of our consolidated financial statements, system of internal controls, internal audit, financial risk management, and compliance with legal and regulatory requirements.
•	Selects, determines the compensation of, evaluates and, when appropriate, replaces the independent auditor, and preapproves audit and permitted nonaudit services.
•	Determines the qualifications and independence of our independent auditor and evaluates the performance of our internal auditors and independent auditor.
•	After review, recommends to the Board the acceptance and inclusion of the annual audited consolidated financial statements in our annual report on Form 10-K.
•	Conducts information sessions in connection with the Company’s quarterly earnings releases and other matters.

All members of the Audit Committee were determined to have met the independence, financial literacy and experience requirements of the NYSE and SEC rules and regulations. The Board has also determined that Messrs. Kotts and Yearwood and Ms. Beder are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

COMPENSATION COMMITTEE

• Reviews and approves the compensation of our executive officers and other senior leaders.
• Oversees the administration of our equity-based compensation plans for officers and employees.
• Reviews and discusses with management the Compensation Discussion and Analysis and recommends to the Board the inclusion of the CD&A in the proxy statement.

All members of the Compensation Committee were determined to have met the independence standards of the NYSE.

The Compensation Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Recent Compensation Committee Highlights/Accomplishments:
► Reviewed our peer group but did not recommend any changes
►
In late 2018 approved a transaction pursuant to which our CEO agreed to reduce his total compensation for 2018 by forfeiting his 2018 TSR Share award having a grant date fair value of approximately $4 million in exchange for time-based restricted shares with a grant date fair value of $1,500

►
Amended the employment agreements of our CEO and CFO to, among other things, cap the payout of TSR Share awards, including those granted prior to the amendment, if TSR for the applicable performance period is negative.

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EXECUTIVE COMMITTEE

•	As necessary between meetings of the Board, exercises all power and authority of the Board overseeing the management of the business and affairs of the Company

GOVERNANCE AND NOMINATING COMMITTEE

•	Identifies and recommends candidates for election to the Board.
•	Establishes procedures for the committee’s oversight of the evaluation of the Board.
•	Recommends director compensation.
•	Reviews corporate governance policies annually.
•	Reviews and approves any related-party transactions involving directors and executive officers.

All members of the Governance and Nominating Committee during 2018 were determined to have met the independence standards of the NYSE. In addition, Mr. Chase, who joined the committee in February 2019, was determined to have met the independence standards of the NYSE.

The Governance and Nominating Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Recent Governance and Nominating Committee Highlights/Accomplishments:

► Recommended the adoption of new Director Share Ownership Guidelines, as well as a cap on annual director fees of $550,000
►
Following interviews of potential Board candidates, recommended appointment of Anthony R. Chase as a new independent director, bringing greater depth, experience, knowledge – including with respect to environmental matters – and diversity to the Board.

RISK OVERSIGHT COMMITTEE

•	Monitors management’s identification and evaluation of major strategic, operational, regulatory, information and external risks inherent in the Company’s business.
•	Reviews the integrity of the Company’s systems of operational controls, regarding legal and regulatory compliance.
•	Reviews the Company’s processes for managing and mitigating operational and enterprise risk.

The Risk Oversight Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Recent Risk Oversight Committee Highlights/Accomplishments:

► Reviewed the annual risk assessment conducted by the Company’s Enterprise Risk Management Committee
► Certain members attended an informational session in December along with certain members of the Technology and Safety Committee.

TECHNOLOGY AND SAFETY COMMITTEE

•	Reviews the Company’s strategic technology positions, including intellectual property, patents, and trademarks.
•	Monitors the Company’s compliance with health, safety and environmental standards.
•	Reviews the Company’s safety performance and strategic technology position.
•	Reviews the integrity of information technology systems, including the potential for cybersecurity threats.

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TECHNOLOGY AND SAFETY COMMITTEE

The Technology and Safety Committee Charter Committee operates under a written charter adopted by the Board, and which is available on the Corporate Governance page of Nabors’ website at www.nabors.com.

Recent Technology and Safety Committee Highlights/Accomplishments:

►	Certain members attended an informational session in December along with certain members of the Risk Oversight Committee
►	Oversaw improvements in total recordable incident rates (per 200,000 man hours) from 1.01 in 2013 to .66 in 2018
►
Consistent with our core value of innovation, the Committee supports programs encouraging employees to receive recognition and compensation for inventions and innovative ideas. As a result, the Company had a significant increase in new patent filings and issuances over the last several years, as indicated below.

ITEM 1: ELECTION OF DIRECTORS

Each of the nominees for director who is elected at the meeting will serve a one-year term, expiring at the next annual general meeting of shareholders or until such later time as such director’s successor is duly elected and qualified. At the meeting, proxies cannot be voted for a greater number of individuals than seven. The directors standing for election have been nominated by the Board, upon the recommendation of the Governance and Nominating Committee. Each of the nominees has agreed to serve as a director if elected, and we do not anticipate that any will be unable or unwilling to stand for election. If that were to occur, your proxy will be voted for another person nominated by the Board.

CRITERIA

Ensuring effective and ethical oversight of the Company and its operations, and the implementation of its strategic goals, is the Board’s top priority. To accomplish this the Board, through the Governance and Nominating Committee, seeks a diverse group of director nominees that have demonstrated exceptional skills, qualifications, attributes, and experience. In identifying and recommending director nominees, the Governance and Nominating Committee places primary emphasis on the following criteria:

•	Reputation, integrity and independence (for non-employee directors);
•	Judgment and diversity of viewpoints, backgrounds and experience, including gender, race, ethnicity, age, and geography;
•	Business or other relevant experience;

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•	The extent to which the interplay of the nominee’s expertise, skills, knowledge, and experience with that of the other members of the Board will result in an effective Board that is responsive to the Company’s needs; and
•	For director nominees who are current directors, history of attendance at Board and committee meetings, as well as preparation for, participation in and contributions to the effectiveness of those meetings.

These criteria include those set forth in our Board Guidelines on Significant Corporate Governance Issues, which are available on our website at www.nabors.com and to any shareholder who requests them in writing. Requests should be addressed to the Corporate Secretary and delivered in person or by courier to the address on notice of meeting appearing at the beginning of this Proxy Statement, or by mail to P.O. Box HM3349, Hamilton, HMPX Bermuda.

The Governance and Nominating Committee believes that each nominee should be evaluated on his or her individual merits, taking into account the needs of the Company at any given time as well as the overall composition of the Board. There are certain criteria that are expected of all director nominees. For example, all nominees are expected to have high integrity and a reputation of success in his or her field. In addition, all nominees are expected to have the time and ability to fulfill his or her responsibilities to the Company and its shareholders, if elected. Other than these basic criteria, however, the Board does not set universal minimum qualifications that all nominees must meet in order to be recommended. Rather, using the broad criteria set out above, the Board identifies specific skills and qualifications that may be beneficial at any given time – including those that are determined to be necessary for committees of the Board to fulfill their respective mandates – which the Governance and Nominating Committee in turn utilizes to determine whether a given director nominee is qualified to serve on our Board. Members of the Governance and Nominating Committee then discuss and evaluate possible candidates in detail and suggest individuals to explore in greater depth. Accordingly, while we believe that each director meets the broad criteria for inclusion as a director nominee, he or she undoubtedly does so in a way specific to that director. The Board, together with the Governance and Nominating Committee, believes this approach helps to ensure a diversity of viewpoints and experience that enables the Board, and the Company, to maintain the highest levels of corporate governance and oversight. The Governance and Nominating Committee has discretion to engage outside consultants to help identify candidates and also considers suggestions from shareholders, as described in our Governance Guidelines.

DIRECTOR NOMINEE SNAPSHOT

	Beder	Chase	Crane	Kotts	Linn	Petrello	Yearwood
Skills & Experience
Board of Directors	✔	✔	✔	✔	✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔	✔
Oilfield Services Industry		✔		✔	✔	✔	✔
Drilling		✔			✔	✔	✔
Oil and Gas		✔	✔	✔	✔	✔	✔
CEO / Business Head	✔	✔	✔	✔	✔	✔	✔
International	✔	✔	✔	✔	✔	✔	✔
Finance / Capital Allocation	✔	✔		✔	✔	✔	✔
Financial Literacy / Accounting	✔	✔	✔	✔	✔	✔	✔
Investment Banking	✔	✔	✔	✔
Manufacturing				✔		✔	✔
Technology	✔	✔				✔	✔
Logistics			✔
Academia/Education	✔	✔			✔
Health, Safety and Environment		✔	✔			✔	✔
Board Tenure
Years	2	<1	7	6	7	28	9

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Being on a board of directors brings a broad scope of responsibilities, as directors must understand general operational activities as well as corporate governance, including issues surrounding strategic direction and exposures to risk. As a result, the Governance and Nominating Committee believes that the skills and experience listed above benefit the Board in overseeing the Company’s governance as well as its vision and long-term strategy, as follows:

•	Board of Directors – Prior public-company board experience is helpful in that the nominee will have an understanding of (i) his or her role – there is no time for on-the-job training; (ii) how to deal with the myriad complex issues that can arise and need attention; and (iii) the time commitment involved
•	Corporate Governance – Experience in dealing with evolving and dynamic corporate governance matters helps to ensure proper corporate policies are in place and enforced, and that the Board and management are appropriately and fully fulfilling their responsibilities
•	Oilfield Services/Drilling/Oil & Gas – An in-depth knowledge of these industries is important for maintaining our place as a leading provider of drilling and drilling-related services and equipment
•	CEO/Business Head – Background and experience as a CEO provides an understanding of what it takes to manage employees and run a company
•	International – Essential for a company like Nabors, with operations and offices in over 25 countries worldwide
•	Finance/Capital Allocation – Helps to ensure the availability and correct allocation of financial resources to maximize returns
•	Investment Banking – A background and understanding in this area is useful in pursuing strategic acquisitions
•	Financial Literacy/Accounting – An understanding of financial reporting and accounting principles is necessary to satisfy stock market listing requirements and, more importantly, in fulfilling accounting oversight responsibilities
•	Manufacturing – Experience and knowledge of manufacturing processes is important for us as, unlike some of our competitors, we develop and manufacture much of the equipment we use
•	Technology – A broad understanding of technology and technical systems helps ensure the sensible investing in, and development of, technology
•	Logistics – Without the proper flow of equipment, supplies, and personnel, we cannot support and satisfy global customer demands
•	Academia/Education – An academic background can bring new ways of thinking and problem solving to corporate issues
•	Health, Safety and Environment – Essential to achieving Nabors’ Mission Zero company-wide effort to eliminate injuries and incidents, and ensuring environmentally sound operations

Please see the biographic information under “—Director Nominees” beginning on page 16 for insight as to how each director satisfies the skills and experience indicated above.

While the proper skillset and professional expertise are important, the Governance and Nominating Committee also believes that the Board also should reflect racial, gender, cultural and geographical diversity, as appropriate, in light of the entire Board’s current composition and range of diversity. To that end, Mr. Anthony Chase has been newly appointed to the Board and nominated to stand for election this year. Ms. Tanya S. Beder was nominated and voted onto the Board in 2017. Equally as important as race or gender, however, is the considerable experience, expertise and insight these and the other nominees brings to the Board, as identified in their respective professional biographies set forth under “—Director Nominees” below. The members of the Governance and Nominating Committee recommended the re-nomination of all continuing director nominees, including Mr. Chase. The full Board has agreed with the recommendations of the Governance and Nominating Committee and nominated each of Ms. Beder and Messrs. Chase, Crane, Kotts, Linn, Petrello and Yearwood for re-election.

Over the past several years, the Governance and Nominating Committee has nominated qualified new independent directors to provide fresh perspectives to the Board. The average tenure of the independent director nominees is a mere five years, with two new directors added within the last two years. The Committee believes that Board tenure and directors with many years of service provide the Board with a deep knowledge of the Company, while newer directors lend fresh perspectives.

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The members of the Governance and Nominating Committee, as well as the full Board, believe that the combination of the various qualifications, attributes, skills, and experience of the director nominees will contribute to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications and expertise to provide effective oversight of the Company and its business.

In the biographical descriptions that follow, except as otherwise noted, the companies for which directors have worked are not a parent, subsidiary or otherwise affiliated with the Company.

DIRECTOR NOMINEES

TANYA S. BEDER Director since: 2017 Age: 63 Committees: Audit, Risk Oversight, and Technology and Safety Other Public Company Boards: 1
Ms. Beder currently serves as the Chairman and CEO of SBCC Group, Inc. (“SBCC”), which she founded in January 1987. SBCC is an independent advisory firm operating globally, whose projects include assisting corporate management, institutional investors, large financial firms and other clients in solving complex financial problems under crisis and providing strategic advice to seize opportunities. Ms. Beder has served since 2011 on the board of the American Century mutual fund complex in Mountain View, California, where she chairs the Risk Committee and is a member of the Portfolio Committee and the Audit & Compliance Committee. Previously, Ms. Beder served as a member of the CYS Investments, Inc. (NYSE: CYS) board of directors from May 2012 to September 2018, where she chaired the Nominating and Governance Committee and was a member of the Audit and Compliance Committee. She also served as the Chief Executive Officer of Tribeca Global Management LLC, a $2.6 billion dollar fund with operations in Singapore, London, and New York; Managing Director of Caxton Associates LLC, a $10 billion asset management firm with operations in New York and London; and President of Capital Market Risk Advisors, Inc. in New York, which she co-founded. Ms. Beder also spent time in various positions with The First Boston Corporation (now Credit Suisse) where she was a part of the first team of derivatives traders and structurers for currency and interest rate swaps, caps, collars, floors, futures, and options, and was on the mergers and acquisitions team in New York and London. In January 2013, she was appointed to the President’s Circle of the National Academies in Washington, DC, after serving six years at the National Academy of Sciences on the Board of Mathematics and their Applications. Ms. Beder also serves on the Mathematical Finance Advisory Board of New York University and is a Board Member Emeritus of the International Association of Quantitative Finance, where she previously served as Chairman. She is an appointed Fellow of the International Center for Finance at Yale University and teaches a course on finance and fintech at Stanford University. From 2004 – 2017 she served on the Advisory Board of the Columbia University Financial Engineering Program, from 2014 – 2017 she served on the Board of The Institute for Pure and Applied Mathematics at UCLA, and from 2010-2014 she served as a Director of the Pilgrim Asia Macro Fund in Singapore. Ms. Beder holds a B.A. in mathematics and philosophy from Yale University, and an MBA from Harvard Business School.

Ms. Beder brings to the Board extensive asset management experience, vast knowledge of operational and risk management, and experience serving on both public and private boards of directors. The Board also benefits greatly from Ms. Beder’s audit committee experience and financial expertise.

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ANTHONY R. CHASE Director Since: 2019 Age: 64 Committees: Governance and Nominating, Risk Oversight Other Public Company Boards: 2
Mr. Chase is the Chairman and Chief Executive Officer of ChaseSource, L.P., a Houston-based staffing and real estate development firm. He served as the Chairman and Chief Executive Officer of ChaseCom, L.P., a global customer relationship management and staffing services company, until its sale in 2007 to AT&T. Mr. Chase has served as a director of both Anadarko Petroleum Corporation and Paragon Offshore plc since 2014. Until his election at Anadarko, he was also a director of Western Gas Holdings, LLC, a subsidiary of Anadarko and the general partner of Western Gas Partners, LP (NYSE: WES), a publicly traded midstream master limited partnership, where he had served since 2008. From 1999 to August 2010, Mr. Chase served as a director of Cornell Companies. From July 2004 to July 2008, he served as a director of the Federal Reserve Bank of Dallas, and also served as its deputy chairman from 2006 until his departure in July 2008. Mr. Chase also is a tenured Professor of Law at the University of Houston, where he began teaching in 1990 and was awarded tenure in 1995. He has published numerous environmental law and other law review articles during his tenure. Mr. Chase is also on the board of directors of the Greater Houston Partnership, and served as its chairman during 2012. He is also on the board of directors of the Houston Endowment and the Texas Medical Center, and serves on the board of trustees for St. John’s School and KIPP Schools. Mr. Chase holds B.A, M.B.A. and J.D. degrees from Harvard University.

Mr. Chase brings experience and expertise in oil and gas, environmental law, real estate, and management and provision of human resources, as well as experience as an executive and as a board member of both public and private companies.

JAMES R. CRANE Director since: 2012 Age: 65 Committees: Executive, Technology and Safety, and Compensation Other Public Company Boards: 2
Chairman and CEO of Crane Capital Group Inc., an investment management company, since 2006. Crane Capital Group has invested in transportation, power distribution, real estate and asset management. Its holdings include Crane Worldwide Logistics, a premier global provider of customized transportation and logistics services with 130 offices in 35 countries, and Crane Freight & Cartage. Mr. Crane purchased the Floridian National Gold Club in March 2010 and quickly turned it into one of the nation’s premier golf clubs. Mr. Crane led an investor group that in November 2011 purchased the Houston Astros. In January 2017, Crane acquired and serves as Chairman of the board of Davaco, a leader in high-volume remodels and technology deployments in global brands. In March 2017, Mr. Crane opened two restaurants – Osso & Kristalla and Potente – in Houston, Texas. In June 2017, he started Crane Safety, a commercial safety supply company. In August 2017 he started Modiant, a software company. In June 2018 he became the principal owner of Apurture Cellars, a winery in Sonoma County, California. Mr. Crane was Founder, Chairman and Chief Executive Officer of Eagle Global Logistics, Inc., a NASDAQ-listed global transportation, supply chain management and information services company, from 1984 until its sale in August 2007. He holds a B.S. in Industrial Safety from Central Missouri State University and serves on the boards of directors of Cargojet, Inc. and Western Gas Holdings, LLC, a subsidiary of Anadarko Petroleum Corporation and the general partner of Western Gas Partners.

Mr. Crane’s experience in marketing, logistics, global operations and creating shareholder value provide a valuable resource to the Board. The Board also benefits from Mr. Crane’s proven leadership abilities and experience.

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JOHN P. KOTTS Director since 2013 Age: 68 Committees: Audit, Compensation and Risk Oversight Other Public Company Boards: None
Mr. Kotts is a private investor and entrepreneur. Through his management company, J.P. Kotts & Co., Inc., Mr. Kotts also operates a private investment fund focused on the trading of U.S. and international securities and other financial instruments. He also invests in real estate and private equities. Mr. Kotts is currently the owner and CEO of Vesco/Cardinal, an oil tool rental and service company, as well as several manufacturing companies. Mr. Kotts previously held various financial, banking and investment banking positions in companies specializing in leveraged buyouts, venture capital and turnaround transactions. From 1990 to 1998, he owned and operated Cardinal Services, Inc., a leading supplier of liftboat rentals and other production-related services, including mechanical wireline services and plug and abandonment services, to oil companies operating in the Gulf of Mexico. Mr. Kotts previously served on the board of directors for C&J Energy Services Ltd. from March 2015 to September 2015. He holds a B.A. in Philosophy and an M.B.A in Finance from Hofstra University and completed additional post-graduate work at McGill University in Montréal, New York University and Harvard Business School.

Mr. Kotts’ industry background and knowledge, business acumen and financial expertise were the primary factors considered by the Board in deciding to appoint him as a director and nominate him for election to the Board. Mr. Kotts brings to the Board entrepreneurial drive and management skills.

MICHAEL C. LINN Director since 2012 Age: 67 Committees: Governance and Nominating, and Compensation Other Public Company Boards: 2
President and CEO of MCL Ventures, LLC, an oil, gas and real estate investment firm, since 2012. Mr. Linn is the former Chairman, CEO, President and Director of LINN Energy, LLC, which he founded. Since 2015 he has served as a director for the general partner of Black Stone Minerals, L.P. He has served as a Senior Advisor for Quantum Energy Partners, LLC since 2012, and previously served as a director for Western Refining Logistics GP. Mr. Linn is on the Board of Managers of Cavallo Mineral Partners, LLC, and has served as a director of Jagged Peak Energy Inc. since January 2017. He serves as a member of the National Petroleum Council’s Board of Directors and as Chairman of the Education Committee of the IPAA. He previously served on the board of directors of C&J Energy Services Ltd., as Non-Executive Director and Chairman of the Safety, Health, Environment, Security and Ethics Committee for Centrica plc, as Chairman and director of the Natural Gas Council, as Chairman of the Independent Petroleum Association of America, as director of the Natural Gas Supply Association, as Chairman and President of each of the Independent Oil and Gas Associations of New York, Pennsylvania and West Virginia, and as Texas Representative for the Legal and Regulatory Affairs Committee of the Interstate Oil and Gas Compact Commission. Mr. Linn holds a B.A. in Political Science from Villanova University and a J.D. from the University of Baltimore School of Law.

Mr. Linn’s broad understanding of the energy landscape and insight into the needs of our customers, together with his extensive industry knowledge and relationships, provide valuable resources to the Board. The Board also benefits from Mr. Linn’s proven leadership from his experience as a chief executive officer.

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ANTHONY G. PETRELLO Director since 1991 Age: 64 Committees: Executive Other Public Company Boards: None
Chairman of the Board of Nabors and its subsidiary, Nabors Industries, Inc., since 2012 and director of each since 1991; Deputy Chairman of Nabors 2003-2012; President and CEO of Nabors and Nabors Industries, Inc. since 2011; President and Chief Operating Officer of Nabors and Nabors Industries, Inc. from 1991-2011. Mr. Petrello holds a J.D. degree from Harvard Law School and B.S. and M.S. degrees in Mathematics from Yale University. Mr. Petrello also serves as a director of Hilcorp Energy Company. In 2018, Mr. Petrello was the recipient of the Offshore Energy Center Pinnacle Award, recognizing outstanding individuals who have taken today’s leading-edge tools and technologies and applied them to real world challenges.

Mr. Petrello brings to the Board a unique operational perspective and thorough knowledge of the Company’s operational activities worldwide. He serves as an integral link between the Company and the Board, enabling the Board to better perform its oversight role.

JOHN YEARWOOD Director since 2010 Age: 59 Committees: Audit, Governance and Nominating, Executive, and Technology and Safety Other Public Company Boards: None
Mr. Yearwood currently serves on the board of directors of Sheridan Production Partners, Barra Energia, Foro Energy LLC, and Coil Tubing Partners LLC. He previously served on the boards of Sabine Oil & Gas, LLC, until August 2016, Premium Oilfield Services, LLC until April 2017, and Dixie Electric LLC until November 2018. Until August 2010, he served as the Chief Executive Officer, President and Chief Operating Officer of Smith International, Inc. (“Smith”). He was first elected to Smith’s board of directors in 2006 and remained on the board until he successfully negotiated and completed the sale of Smith to Schlumberger Limited in August 2010. Before joining Smith, Mr. Yearwood spent 27 years with Schlumberger Limited in numerous operations management and staff positions throughout Latin America, Europe, North Africa and North America, including as President and in financial director positions. He also previously served as Financial Director of WesternGeco, a 70:30 joint venture between Schlumberger and Baker Hughes from 2000 to 2004. Mr. Yearwood received a B.S. Honors Degree in Geology and the Environment from Oxford Brookes University in England.

Mr. Yearwood brings significant executive management experience in the oilfield services industry to the Board. His extensive industry knowledge, combined with his keen insight into strategic development initiatives, operations and our competitive environment, have provided the basis for the extraordinary leadership and critical independent oversight Mr. Yearwood demonstrates as Lead Director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THESE NOMINEES FOR DIRECTOR WITH A TERM ENDING AT THE 2020 ANNUAL GENERAL MEETING.

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OTHER EXECUTIVE OFFICERS

WILLIAM J. RESTREPO Age: 59
CFO of Nabors since March 2014. In this role, Mr. Restrepo has global oversight for finance and accounting, including the treasury, tax, risk management, internal audit and supply chain groups. He also works closely on Nabors’ corporate development and investor relations initiatives. Mr. Restrepo formerly served as Chief Financial Officer at Pacific Drilling S.A. from February 2011 to February 2014. He also previously served as Chief Financial Officer at Seitel from 2005 to 2009 and Smith from 2009 to 2010 until its merger with Schlumberger Limited. Prior to that, from 1985 to 2005, Mr. Restrepo served in various senior financial and operational positions for Schlumberger Limited, including operational responsibility for all product lines in the Continental Europe and Arabian Gulf markets, as well as senior financial executive roles in Corporate Treasury and worldwide controller positions with international posts in Europe, South America and Asia. Mr. Restrepo currently serves on the board of SANAD (Nabors’ joint venture with Saudi Aramco) and has previously served on the boards of directors of C&J Energy Services Ltd. from 2015 to 2017, Probe Technology Services from 2008 to 2016, and Platinum Energy Solutions, Inc. from 2012 to 2013. Mr. Restrepo holds a B.A. in Economics and an M.B.A, both from Cornell University, as well as a B.S. in Civil Engineering from the University of Miami.

MARK D. ANDREWS Age: 46
Corporate Secretary of Nabors since September 2007. Prior to joining Nabors, Mr. Andrews served in various treasury and financial management positions with General Electric Company, a diversified technology and financial services company, beginning in December 2000. Mr. Andrews was employed by the public accounting firm of PricewaterhouseCoopers LLP from September 1996 to November 2000 in a number of capacities, including Tax Manager, within the firm’s Mining and Resource Practice. Mr. Andrews holds a B.B.A. degree from Wilfrid Laurier University and is also a Chartered Professional Accountant, Chartered Secretary and a CFA charterholder.

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NON-EMPLOYEE DIRECTOR COMPENSATION

We believe it is essential to attract outstanding non-employee directors and align their economic interest in the Company with other shareholders. We accomplish this through a combination of annual cash retainers and equity incentive awards. Director compensation and benefits are set by the full Board, upon the recommendation of the Governance and Nominating Committee in consultation with the Compensation Committee and with market analysis provided by Pearl Meyer & Partners LLC (“Pearl Meyer”), the compensation consultancy firm retained by both committees. Both the Governance and Nominating Committee and the Compensation Committee consist entirely of independent directors, and are authorized to delegate authority to one or more subcommittees. We believe that director compensation should be reasonable in light of what is customary for companies of similar size, scope and complexity and should reflect the time, effort and expertise required of directors to adequately perform their responsibilities. The amount of compensation paid or awarded to non-employee directors takes into account the fact that, given the nature of the business and the location of our operations, our directors are required to travel a substantial distance to attend meetings outside of the U.S. These travel obligations often result in the directors dedicating a number of days to attending meetings. Directors do not receive additional amounts for attendance at these Board and committee meetings.

In 2018, in connection with the amendment of the Company’s 2016 Stock Plan, the Board approved and the shareholders ratified a new director compensation policy that limits each non-employee director’s individual compensation to a maximum of $550,000 per calendar year (the “Non-Employee Director Compensation Limitation”). Under the Non-Employee Director Compensation Limitation, the Board has the authority to make decisions with respect to director compensation within the $550,000 limit; in other words, such compensation may consist of cash, equity or other amounts, but cannot in any event exceed $550,000 per non-employee director per calendar year. If the Board wishes to approve or provide compensation that exceeds the limitation, it must first seek shareholder approval.

The amount of director compensation was not increased in connection with the adoption and ratification of the Non-Employee Director Compensation Limitation. In fact, our non-employee director compensation was reduced in early 2019. The annual cash retainer remains at $100,000, but the annual retainer for the chairman of each committee, other than the chairman of the Audit Committee, was reduced from $50,000 to $30,000. The retainer for the chairman of the Audit Committee was reduced from $100,000 to $60,000. The retainer paid to members of the Audit Committee was reduced by $5,000, to $15,000 annually, with the annual retainer paid to members of the other committees remaining at $10,000.

All cash retainers are paid on a pro rata basis at the end of each quarter. Any director may elect to receive immediately vested stock options, in lieu of any cash compensation, valued at the amount of the payment using the Black-Scholes valuation model. During 2018, in lieu of cash compensation Mr. Kotts elected to receive immediately vested options at the end of each quarter, and Mr. Skattum – who has since retired from the Board – elected to receive immediately vested options at the end of the first and second quarters.

In addition to the cash compensation described above, non-employee directors also receive an annual equity incentive award. Annual grants of restricted share awards to non-employee directors are made shortly after the annual general meeting of shareholders. This ensures that the awards are granted only to shareholder-elected members for the current year and not to directors who are retiring or otherwise not continuing as directors. In addition, directors who retire from the Board and who meet other criteria may under certain circumstances maintain previously issued equity awards outstanding upon approval by the Governance and Nominating Committee.

Beginning in 2018, following shareholder approval of the amendment to the Company’s 2016 Stock Plan, we began issuing restricted shares to our non-employee Board members with a vesting period of one year from the grant date. In early 2019, the Board agreed to reduce the yearly stock grant from $300,000 to $250,000, with the number of shares granted based on the “fair market value” equal to our share price on the date of grant.

In 2018 the Board also approved and adopted new Director Share Ownership Guidelines. Under the guidelines, each director is required to own Company shares with a value of at least five times the director’s annual cash retainer (exclusive of any portion of the retainer received as a member or chair of any Board committee). Share value for purposes of the guidelines is determined as of the date of grant for vested or unvested restricted share awards or, in the case of open market purchases, the date of acquisition. Each director has three years from the date of his or her first election to the Board by the shareholders to meet the ownership requirements of the guidelines. Each director is currently in compliance with the guidelines or is on schedule to be within the requisite three-year period.

2019 Proxy Statement 21

The following table sets forth information concerning total director compensation in 2018 for each non-employee director.

2018 DIRECTOR COMPENSATION TABLE

NAME(1)	FEES EARNED OR PAID IN CASH ($)	STOCK AWARDS ($)(2)(3)	OPTION AWARDS ($)(4)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	TOTAL ($)
Tanya S. Beder	158,804	300,000	0	0	0	0	458,804
Anthony R. Chase(5)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
James R. Crane	160,000	300,000	0	0	0	0	460,000
John P. Kotts	0	300,000	220,000	0	0	0	520,000
Michael C. Linn	160,000	300,000	0	0	0	0	460,000
Dag Skattum(6)	22,935	300,000	80,000	0	0	0	402,935
John Yearwood	231,522	300,000	0	0	0	0	531,522
(1)	Mr. Petrello, who was an employee of the Company throughout 2018, is not included in this table. His compensation is reflected in the Summary Compensation Table under “—Executive Compensation Tables” below.
(2)	The amounts shown in the “Stock Awards” column reflect the grant-date fair value of restricted share awards, in accordance with FASB ASC Topic 718. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value. On June 5, 2018, upon re-election each non-employee director then on the Board received an award of 41,096 restricted shares as part of his or her annual compensation. The number of restricted shares was determined by dividing the approved award dollar amount of $300,000 by the “Fair Market Value” on the date of grant, which was $7.30.
(3)	As of December 31, 2018, the aggregate numbers of outstanding unvested restricted share awards held by non-employee directors were: Ms. Beder—62,039 shares; Mr. Crane—73,680 shares; Mr. Kotts—73,680 shares; Mr. Linn—73,680 shares; and Mr. Yearwood—73,680 shares.
(4)	The amounts shown in the “Option Awards” column reflect the grant-date fair value of stock option awards, as calculated in accordance with FASB ASC Topic 718. The only stock option awards granted to non-employee directors during 2018 were to Messrs. Kotts and Skattum, each of whom received options in lieu of certain of their quarterly cash retainers. As of December 31, 2018, the aggregate numbers of stock options outstanding were: Ms. Beder—2,982; Mr. Crane—58,463; Mr. Kotts—350,688; and Mr. Skattum—169,487, all of which are fully vested.
(5)	Mr. Chase was not a director during 2018.
(6)	Mr. Skattum retired from the Board on August 31, 2018. Accordingly, fees earned by Mr. Skattum consist of a pro-rata amount of annual retainer fee and committee membership fees in 2018 prior to his retirement. The restricted stock awards granted to Mr. Skattum in 2018 were forfeited upon his retirement from the Board.

SHARE OWNERSHIP

Share Ownership of Directors and Executive Officers

We encourage our directors and executive officers to own our common shares in order to align their interests with those of other shareholders. Ownership of the Company’s common shares ties a portion of their net worth to the Company’s share price and provides a continuing incentive for them to work toward superior long-term stock performance.

As of April 5, 2019, Nabors had 415,951,603 common shares outstanding and entitled to vote, including shares held by subsidiaries of Nabors. For purposes of the following table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) pursuant to which a

22	2019 Proxy Statement

person or group of persons is deemed to have “beneficial ownership” of any common shares that such person has the right to acquire within 60 days. The following table sets forth the beneficial ownership of common shares, as of April 5, 2019, by each of our current directors and executive officers, both individually and as a group. Except as otherwise indicated below, each person has sole voting and investment power for the common shares shown below.

	COMMON SHARES BENEFICIALLY OWNED
BENEFICIAL OWNER(1)	NUMBER OF SHARES	PERCENT OF TOTAL OUTSTANDING(2)
Tanya Beder	75,492	*
Anthony R. Chase(3)	8,851	*
James R. Crane(3)	234,897	*
John P. Kotts(3)	765,761	*
Michael C. Linn	176,434	*
Anthony G. Petrello(3)(4)	13,000,483	3.12%
John Yearwood	397,434	*
Mark D. Andrews(3)	59,939	*
William J. Restrepo	2,039,155	*
All directors and executive officers as a group(3)	16,758,446	4.02%

* Less than 1%

(1)	The address of each of the directors and named executive officers listed above is in care of the Company at Crown House, 4 Par-la-Ville Rd., Second Floor, Hamilton, HM 08 Bermuda.
(2)	Based on the Company’s total common shares outstanding as of April 5, 2019, the record date for this year’s meeting.
(3)	We have included in the table common shares underlying stock options that have vested or are scheduled to vest within 60 days of April 5, 2019. For purposes of computing the percentage of shares held by the persons named above, such option shares are not deemed to be outstanding for purposes of computing the ownership of any person other than the relevant option holder. The number of common shares underlying fully vested stock options, or those vesting within 60 days of April 5, 2019, included in the table are as follows: Mr. Crane – 58,463; Mr. Kotts – 381,327; Mr. Petrello – 751,726; and all directors/executive officers as a group – 1,203,349. Restricted share awards are considered outstanding shares and therefore are included in the table above regardless of vesting schedule.
(4)	The shares listed for Mr. Petrello include 461,236 shares owned by a charitable foundation over which Mr. Petrello has shared voting and dispositive power. Mr. Petrello disclaims beneficial ownership of those shares.

2019 Proxy Statement 23

Share Ownership of Certain Beneficial Owners

The following table contains information regarding each person known to us to beneficially own more than 5% of our outstanding common shares as of April 5, 2019, based on Schedule 13G filings made by such persons with the SEC.

BENEFICIAL OWNER NAME AND ADDRESS	NUMBER OF SHARES	PERCENT OF TOTAL OUTSTANDING SHARES(1)
BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	45,382,662	10.91%
Dimensional Fund Advisors LP(3) Building One 6300 Bee Cave Road Austin, TX 78746	29,443,173	7.08%
FMR LLC(4) 245 Summer Street Boston, MA 02210	24,849,207	5.97%
The Vanguard Group(5) 100 Vanguard Blvd. Malvern, PA 19355	36,624,395	8.80%
(1)	Based upon the Company’s total common shares outstanding as of April 5, 2019.
(2)	Based on a Schedule 13G/A filed on January 11, 2019, BlackRock, Inc. and certain of its affiliates have sole voting power with respect to 43,649,961 shares and sole dispositive power with respect to 45,382,662 shares as of December 31, 2018.
(3)	Based on a Schedule 13G/A filed on February 8, 2019, Dimensional Fund Advisors LP and certain of its affiliates have sole voting power with respect to 28,908,703 shares and sole dispositive power with respect to 29,443,173 shares as of December 31, 2018. Dimensional Fund Advisors LP serves as investment adviser, sub-adviser and/or manager to certain investment companies, comingled funds, group trusts and separate accounts that own all of the reported shares. According to its Schedule 13G/A, Dimensional Fund Advisors LP disclaims beneficial ownership of such shares.
(4)	Based on a Schedule 13G filed on February 13, 2019, FMR LLC and certain of its affiliates have sole voting power with respect to 244,613 shares and sole dispositive power with respect to 24,849,207 shares as of December 31, 2018.
(5)	Based on a Schedule 13G/A filed on February 11, 2019, The Vanguard Group and certain of its affiliates have sole voting power with respect to 154,903 shares, shared voting power with respect to 37,305 shares, sole dispositive power with respect to 36,460,764 shares and shared dispositive power with respect to 163,649 shares as of December 31, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

All of our directors and executive officers are required to file reports of share ownership and reports of changes in ownership with the SEC pursuant to Section 16(a) of the Exchange Act. To our knowledge, and based solely on our review of the copies of Forms 3, 4 and 5 and amendments thereto furnished to us during 2018, and written representations from our directors and executive officers, we believe that all Section 16(a) filing requirements were met for such directors and executive officers in 2018 in a timely manner, with the exception of the Form 4 filed in connection with the retirement of Mr. Skattum from the Board of Directors, reporting one transaction, which was filed late.

24	2019 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

The Board has adopted a written policy regarding the review, approval and ratification of “related-party transactions”. A “related person” is defined under applicable SEC rules and includes our directors, executive officers, beneficial owners of 5% or more of our common shares and each of their immediate family members. Under the written policy, our Governance and Nominating Committee, which is comprised entirely of independent directors, is responsible for reviewing and approving in advance all transactions involving any related party of the Company. In making its determination, the Committee must consider the fairness of the transaction to the Company and the potential impact of the transaction on the director’s independence.

Mr. Crane, an independent director of our Board, is the Chairman and CEO of Crane Capital Group Inc. (“CCG”), an investment management company that indirectly owns a majority interest in several operating companies, some of which have provided services to the Company in the ordinary course of business, including transportation and international logistics. In 2018, the Company’s payments to the CCG companies totaled $16.4 million excluding pass through charges, which the Governance and Nominating Committee determined is immaterial to both CCG and the Company. In its determination, the Governance and Nominating Committee considered that:

(1)	The Company’s aggregate payment for services to the CCG companies constituted approximately one percent of the consolidated revenue of the CCG companies;
(2)	Mr. Crane was not and is not involved in the commercial decisions of either the Company or CCG related to the provision of services to the Company; and
(3)	All commercial transactions between the Company and CCG were and are conducted at arm’s length and in the ordinary course of business.

The Governance and Nominating Committee and the Board considered the totality of the information and concluded that Mr. Crane met both the objective and subjective standards of director independence established by the NYSE, as well as the Board’s Governance Guidelines. The Governance and Nominating Committee and the Board also approved ongoing ordinary-course business transactions between the Company and the CCG companies.

2019 Proxy Statement 25

AUDIT COMMITTEE

The Audit Committee operates under a written charter adopted by the Board, which is available on the Company’s website at www.nabors.com. The Audit Committee is responsible for (i) oversight of the quality and integrity of the Company’s consolidated financial statements, the Company’s system of internal controls over financial reporting, and financial risk management, (ii) the qualifications and independence of the Company’s independent registered public accounting firm (independent auditor), (iii) the performance of the Company’s internal auditors and independent auditor and (iv) the Company’s compliance with legal and regulatory requirements with respect to the foregoing. Subject to approval by the shareholders, the Audit Committee has the sole authority and responsibility to select, determine the compensation of, oversee, evaluate and, when appropriate, replace the Company’s independent auditor.

The Audit Committee serves in an oversight capacity and is not part of the Company’s managerial or operational decision-making process. Management is responsible for the financial reporting process, including the Company’s system of internal controls for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States, and for the assessment of and the report on the Company’s internal control over financial reporting included in the Annual Report. The Company’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to (i) their conformity with such accounting principles and (ii) the effectiveness of the Company’s internal controls over financial reporting. PricewaterhouseCoopers LLP was the Company’s independent auditor in 2018. The Audit Committee’s responsibility is to oversee the financial reporting process and to review and discuss management’s report on the Company’s internal controls over financial reporting. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management, the internal auditors and the independent auditor.

During 2018, the Audit Committee, among other things:

•	Reviewed and discussed the Company’s quarterly earnings releases, quarterly reports on Form 10-Q, and the annual report on Form 10-K, including the consolidated financial statements and the report on internal controls;
•	Reviewed and discussed the Company’s policies and procedures for financial risk assessment and financial risk management and the major financial risk exposures of the company and its business units, as appropriate;
•	Reviewed and discussed the annual plan and the scope of work of the internal auditors for 2018 and summaries of the significant reports to management by the internal auditors;
•	Provided input to the Compensation Committee regarding performance of key finance, internal control and risk management personnel;
•	Reviewed and discussed with management their reports on the Company’s policies regarding applicable legal and regulatory requirements;
•	Reviewed, updated and approved the Audit Committee’s charter; and
•	Met with the independent auditor and the internal auditors in executive sessions and was involved in the selection of the independent auditor’s lead engagement partner.

The Audit Committee reviewed and discussed with management, the internal auditors and the independent auditor the audited consolidated financial statements for the year end December 31, 2018, the critical accounting policies that are set forth in the Company’s annual report on Form 10-K for the year then ended, management’s annual report on the Company’s internal controls over financial reporting, and PricewaterhouseCoopers LLP’s opinion on the effectiveness of the internal controls over financial reporting.

The Audit Committee discussed with the independent auditor matters that independent registered public accounting firms must discuss with Audit Committees under generally accepted auditing standards and standards of the Public Company Accounting Oversight Board (“PCAOB”), including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by PCAOB Accounting Standards No. 1301 (Communications with Audit Committees). This review included a discussion with management and the independent auditor of the quality (not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the disclosures in the Company’s consolidated financial statements, including the disclosures related to critical accounting policies.

26	2019 Proxy Statement

The independent auditor also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB and represented that it is independent from the Company. The Audit Committee discussed with the independent auditor its independence from the Company, and considered whether services it provided to the Company beyond those rendered in connection with its audit of the Company’s annual consolidated financial statements included in its annual report on Form 10-K, reviews of the Company’s interim condensed consolidated financial statements included in its quarterly reports on form 10-Q, and its opinion on the effectiveness of the Company’s internal controls over financial reporting were compatible with maintaining its independence.

The Audit Committee also reviewed and preapproved, among other things, the audit, audit-related, tax and other services performed by, and related fees of, the independent auditor. The Audit Committee received regular updates on the amount of fees and scope of audit, audit-related, tax and other services provided.

Based on the Audit Committee review and these meetings, discussions and reports discussed above, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements for the year ended December 31, 2018, be included in the Company’s annual report on Form 10-K. The Audit Committee also selected PricewaterhouseCoopers LLP as the Company’s independent auditor for the year ending December 31, 2019, which it believes is in the best interest of the Company and/or shareholders, and is presenting that selection to shareholders for approval at the meeting.

Respectfully submitted,

THE AUDIT COMMITTEE
John P. Kotts, Chairman
Tanya S. Beder
John Yearwood

2019 Proxy Statement 27

ITEM 2: APPROVAL AND APPOINTMENT OF INDEPENDENT AUDITOR AND AUTHORIZATION FOR THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S REMUNERATION

PricewaterhouseCoopers LLP served as independent auditors for the Company for the year ended December 31, 2018. PricewaterhouseCoopers LLP or its predecessor has been our independent auditor since May 1987.

Under Bermuda law, our shareholders have the responsibility to approve the appointment of the independent auditor of the Company to hold office until the close of the next annual general meeting and to authorize the Audit Committee of the Board to set the independent auditor’s remuneration. At the meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2019, and to authorize the Audit Committee to set the independent auditor’s remuneration. The selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending 2019 was approved by the Audit Committee in February 2019.

Representatives of PricewaterhouseCoopers LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2, THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITOR OF THE COMPANY AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THE INDEPENDENT AUDITOR’S
REMUNERATION

AUDIT COMMITTEE PREAPPROVAL POLICY

The Audit Committee has established a pre-approval policy for all audit and permitted nonaudit services (including the fees and terms thereof) to be performed for the Company by the independent auditor. The Chairman of the Audit Committee may preapprove permissible proposed nonaudit services that arise between committee meetings, provided that the decision to preapprove the service is reported to the full Audit Committee at the next regularly scheduled meeting. During 2018, all audit and nonaudit services performed by the independent auditor were subject to the pre-approval policy.

INDEPENDENT AUDITOR FEES

The following table summarizes the aggregate fees for professional services rendered by PricewaterhouseCoopers LLP. The Audit Committee preapproved all fees for 2018 and 2017 services.

	2018	2017
Audit Fees	$6,964,484	$5,223,860
Audit-Related Fees	2,500	128,300
Tax Fees	1,285,269	1,159,249
All Other Fees	2,700	0
Total	$8,254,953	$6,511,409

Audit Fees for the years ended December 31, 2018 and 2017, respectively, include fees for professional services rendered for the audits of the consolidated financial statements of the Company and the audits of the Company’s internal control over financial, in each case as required by Section 404 of the Sarbanes-Oxley Act of 2002 and applicable SEC rules, statutory audits, consents and accounting consultation attendant to the audit.

Audit-Related Fees for the years ended December 31, 2018 and 2017, respectively, include consultations concerning financial accounting and reporting standards.

Tax Fees for the years ended December 31, 2018 and 2017, respectively, include services related to tax compliance, including the preparation of tax returns and claims for refund, and tax planning and tax advice.

All Other Fees for the years ended December 31, 2018 and 2017 respectively, include nonrecurring advisory services with respect to corporate process improvements, as well as market data research.

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COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis (“CD&A”) is intended to help you understand the executive compensation practices and decisions we made in 2018 relating to the named executive officers listed below (the “executive officers”). This CD&A supplements and should be read in conjunction with the compensation tables and related narratives of this Proxy Statement.

EXECUTIVE SUMMARY

NAMED EXECUTIVE OFFICERS

•	Anthony G. Petrello, Chairman of the Board, President and Chief Executive Officer
•	William J. Restrepo, Chief Financial Officer
•	Mark D. Andrews, Corporate Secretary

Our executive compensation program consists of three main components that reflect our compensation philosophy:

1.	Annual base salary;
2.	A capped performance-based cash award under our Incentive Plan (as defined below) (“annual performance bonus”);
3.	For our CEO and CFO, capped long-term performance-based equity incentive awards, consisting of performance shares that are subject to annual performance goals (“Performance Shares”) and capped long-term performance shares subject to achievement of Total Shareholder Return relative to our peers over a three-year period (“TSR Shares”); and
4.	For our Corporate Secretary, time-based restricted share awards.

The purpose of this program is to enable us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value, both over the medium and the long term.

OUR 2018 SAY-ON-PAY AND SHAREHOLDER OUTREACH

At our 2018 Annual Meeting, 40.7% of votes cast were in favor of our 2018 executive compensation program. The Board was disappointed in this result and is concerned with the low level of support that our executive compensation program received from our shareholders. In late 2018, members of the Board – including our Lead Director and the Chairman of the Compensation Committee – reached out to shareholders to discuss a variety of corporate governance topics and to hear investors’ specific views on our executive compensation programs. In connection with these engagement efforts, 20 of our largest institutional shareholders were contacted representing approximately 60-65 percent of our outstanding shares, only five of which – holding approximately 25% of our outstanding shares – responded and agreed to hold further discussions. The feedback from these shareholders included suggestions to:

•	Cap the vesting of TSR Shares in situations where the Company’s total shareholder return, or TSR, over the relevant performance period is negative;
•	Take into account any potential loss in shareholder value measured over the year in question; and
•	Simplify the compensation structure so that investors can better understand what elements of compensation are included in our programs and how those elements relate to Company performance.

The Compensation Committee gives serious consideration to the views and opinions of our shareholders, and took steps to address shareholder concerns that are specific to compensation issues. For example, in December 2018 the Compensation Committee approached our CEO to discuss how better to align his compensation with recent shareholder returns. After collaborative discussions, the Compensation Committee approved a transaction in which our CEO voluntarily forfeited an award of TSR Shares granted in 2018, having a grant date fair value of approximately $4 million, in exchange for an award of restricted shares with a grant date fair value of only $1,500 that vests equally on the first three anniversaries of the date of grant. Our CEO also agreed to a 10 percent reduction in his 2019 base salary. In addition, the Compensation Committee amended the employment agreements for our CEO and CFO to, among other things, cap the potential payout of TSR Share awards (previously issued but unvested as well as future awards) at target if the Company’s absolute TSR for the applicable performance period is negative.

2019 Proxy Statement 29

In early 2019, two independent members of our Board along with members of management held a productive, in-person meeting with a team from the proxy advisory firm of Glass Lewis & Co. LLC, at their invitation, to explain the recently implemented changes to our CEO’s compensation as well as general governance matters. The participants found the meeting very helpful, and plan on having continued dialogue with Glass Lewis and, hopefully, other proxy advisors regarding matters important to institutional investors.

The Board hopes that shareholders will view positively the following Compensation Committee considerations and responses in connection with this feedback:

SHAREHOLDER CONCERN	COMPANY CONSIDERATIONS AND RESPONSES
Vesting of TSR Shares Should be Capped When Nabors’ TSR is Negative	•	Effective December 31, 2018, all TSR Share awards, including previously granted but unvested awards, are now capped at target if TSR for the applicable performance period is negative.
Consider Shareholder Losses When Making Compensation Decisions for Given Year	•
In December 2018, the Compensation Committee approved a transaction in which our CEO voluntarily forfeited an award of TSR Shares granted in January 2018, having a grant date fair value of approximately $4 million, in exchange for an award of restricted shares with a grant date fair value of $1,500 that vests equally on the first three anniversaries of the date of grant.

Simplify the Compensation Structure	•
The Compensation Committee and the Company have enhanced and clarified the disclosure of the compensation program contained in this proxy statement in order to provide shareholders and other stakeholders a greater understanding of the elements of executive compensation and to make clear that the vast majority of executive compensation – whether short- or long-term – is performance based.

The Compensation Committee hopes that shareholders will consider these highlights, as well as the other positive attributes of our compensation program, when casting their say-on-pay votes at the 2018 annual general meeting of shareholders.

2018 PERFORMANCE HIGHLIGHTS

Despite a very challenging industry environment during 2018, the Company was able to accomplish several important business objectives that improved our financial and operating position, including:

★	Increasing operating revenue by 19.2% and adjusted EBITDA by 39.5%
★	Reducing total debt by approximately $442 million for the year, and net debt by approximately $560 million(1)
★	Increasing average U.S. Drilling daily rig margins at the end of 2018 by over 75% to $11,428, from $6,444 at the end of 2017
★	Achieving 83% growth in the annualized adjusted EBITDA run rate of our Nabors Drilling Solutions segment
★	Continuing progress toward our Mission Zero safety performance goal of no reportable incidents, by achieving our best ever total recordable incident rate of 0.66
★	Delivering breakeven cash flow generation after dividends for 2018
★	Integrating the operations of Tesco Corporation and Robotic Drilling Systems AS (now Canrig Robotic Technologies AS)
★	Completing an offering of common and preferred shares for net proceeds of approximately $580 million
★	Preserving future liquidity by entering into a new five-year senior unsecured revolving credit facility providing for borrowings of up to $1.267 billion, while retaining $666.25 million on our existing facility expiring in 2020
★	Introducing the new PACE®-M750 rig as a capital-efficient retrofit to the existing PACE®-M550 rig
★	Completing the acquisition of PetroMar Technologies, Inc., a manufacturer of innovative logging-while-drilling tools that provide a rich set of downhole measurements
(1)	“Net debt” is calculated as total debt minus the sum of cash and cash equivalents and short-term investments. Net debt is a non-GAAP measure and should not be used in isolation or as a substitute for amounts reported in accordance with GAAP. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to total debt, which is a GAAP measure.

30	2019 Proxy Statement

CEO “REPORTED” VS. “REALIZED” COMPENSATION

Any discussion of our executive compensation program would be incomplete without first understanding the structure, design and long-term impact of the equity-based compensation program for our CEO. In that regard, certain of our shareholders have expressed a desire to better understand how our CEO’s compensation, as reported in our proxy statements, compares to the value actually received by him in subsequent years. The Compensation Committee and the Company have enhanced and clarified the disclosure of the compensation program contained in this proxy statement in order to provide shareholders and other stakeholders a greater understanding of the elements of executive compensation and to make clear that the vast majority of executive compensation – whether short- or long-term – is performance based.

For 2018, it is important to note that because our CEO voluntarily forfeited the TSR Share award granted to him in January 2018, he will never realize value from that award even though it is required to be included in the 2018 Summary Compensation Table. Adjusted for the forfeiture of the 2018 TSR Shares and the grant of time-based restricted shares valued at $1,500, the compensation for our CEO in the 2018 Summary Compensation Table would appear as follows:

YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	ADJUSTED TOTAL COM- PENSATION ($)	TOTAL REPORTED COMPENSATION ($)	DIFFERENCE ($)	DIFFERENCE (%)
2018	1,750,000	0	5,870,147	0	1,659,604	109,931	1,304,924	10,694,606	14,742,873	(4,048,267)	(27.5%)

It also is important to understand that virtually all annual cash bonus and equity compensation is performance based. The Compensation Committee believes this better aligns executive compensation with shareholder returns. What’s more, the value of the equity actually realized (as opposed to reported) by our CEO during the three years included in this proxy statement is for awards granted in prior years. However, only the equity awards granted in 2013, 2014, 2015, and (with respect to TSR Shares) 2016 had fully vested as of the date of this report.

A CLOSER LOOK AT TSR SHARES AND PERFORMANCE SHARES

Virtually all equity awards granted to our CEO are performance-based shares falling into only one of two categories – TSR Shares and Performance Shares. The value that ultimately will be realized for these awards is conditioned upon CEO and Company performance. The target grant date value shown for the TSR Shares and Performance Shares granted to our CEO each year is not necessarily the actual compensation received by our CEO in respect of those awards. In addition, Performance Shares granted after the satisfaction of the applicable performance goals will then vest ratably over three years following the grant date, subject to our CEO’s continued employment with us (and subject to certain exceptions in connection with involuntary employment terminations). In effect, the Performance Shares serve as a “Golden Handcuff” which yields vesting only after three years even though the performance goals have been met and the shares have been earned. As per the tables below, the value actually realized by our CEO for the TSR Share awards that he received in 2013, 2014, 2015, and 2016 (the most recent years for which all such awards have vested), and for the Performance Share awards that he received in 2013, 2014, and 2015 (the most recent years for which all such awards have vested in full), was significantly lower than the value originally granted.

TSR SHARES
Key Features:

•
These are performance-based contingent shares, with the value shown in the Summary Compensation Table based on the probable outcome of the percentage of vesting of such shares using a Monte Carlo multiple probability simulation model

•	Vesting based on the Company’s TSR performance relative to the peer group measured over a three-year period

•	Minimum performance criteria must be met in order for any TSR Shares to vest

•	Number of shares that may vest at end of performance period are now capped at target if Nabors’ TSR performance is negative

2019 Proxy Statement 31

YEAR REPORTED	REPORTED GRANT DATE VALUE	PERCENTAGE OF SHARES THAT VESTED AT END OF PERFORMANCE PERIOD	REALIZED VALUE OF SHARES THAT VESTED AT THE END OF THE PERFORMANCE PERIOD(1)	% CHANGE FROM REPORTED VALUE
2016	$3,353,662	25%	$328,877	90% decrease in value
2015	$3,787,224	40%	$1,203,745	68% decrease in value
2014	$3,356,826	60%	$2,895,473	14% decrease in value
2013	$3,686,961	50%	$1,217,533	67% decrease in value
(1)	Values shown do not take into account shares tendered back to the Company to cover tax withholdings.
PERFORMANCE SHARES
Key Features:

•
Number of restricted shares granted based upon the achievement of certain pre-determined financial or operational performance goals measured over the one-year performance period prior to the year such shares are granted (i.e., the 2015 Performance Share grant was based on achievement of performance goals during 2014)

•	Once granted, vesting of Performance Shares remains subject to a 3-year vesting period following the grant date, with shares vesting in equal increments even though all performance goals were met

•	Minimum performance threshold applies before any Performance Shares can be granted

•	Subject to a maximum award amount
YEAR REPORTED	REPORTED GRANT DATE VALUE	AGGREGATE VALUE REALIZED ON VESTING(1)	% CHANGE FROM REPORTED VALUE
2015	$5,201,428	$4,297,337(2)	17% decrease in value
2014	$6,460,000	$4,312,719(3)	33% decrease in value
2013	$15,000,000	$13,330,317(4)	11% decrease in value
(1)	Values shown do not take into account shares tendered back to the Company to cover tax withholdings.
(2)	Amount includes: 153,888 shares that immediately vested on February 20, 2015 at $13.52 per share; 76,943 shares that vested on February 20, 2016, at $6.88 per share; 76,945 shares that vested on February 20, 2017, at $15.31 per share; and 76,945 shares that vested on February 20, 2018 at $6.62 per share.
(3)	Amount includes: 120,771 shares that vested on February 21, 2015, at $13.52 per share; 120,769 shares that vested on February 21, 2016, at 6.88 per share; and 120,771 shares that vested on February 21, 2017 at $15.31 per share.
(4)	Amount includes: 302,481 shares that vested on March 7, 2014, at $23.09 per share; 302,480 shares that vested on March 7, 2015, at 12.69 per share; and 302,480 shares that vested on March 7, 2016 at 8.29 per share.

Because of the timing difference between the grant date and the vesting date of equity awards, the compensation reported for our CEO over each of the last three years is significantly different, and in aggregate is significantly greater over the three-year period, than the compensation actually realized by him over the same time period. Reported pay refers to the value reported in the compensation tables required under Item 402 of Regulation S-K, which we calculate based on applicable SEC rules and guidance. Realized pay refers to the value of compensation actually received by the executive during the year, and includes the following:

•	base salary, cash awards under the Non-Equity Incentive Plan, and special cash bonuses (no such special cash bonuses have been awarded in the last three years);
•	the value of share awards that actually vested during the year;
•	the value, if any, realized upon the exercise of stock options during the year; and

32	2019 Proxy Statement

•	the value of all perquisites and other personal benefits, to the extent they were includible in the named executive officer’s gross income or otherwise resulted in imputed income for tax purposes.

The table below reflects the realized pay of our CEO for the years 2018, 2017 and 2016 compared to the total compensation reported below under “Executive Compensation Tables—2018 Summary Compensation Table” for the corresponding years.

YEAR	SALARY($)	BONUS($)	STOCK AWARDS($)	EXERCISED OPTION AWARDS($)	NON-EQUITY INCENTIVE PLAN COMPENSATION($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS($)	ALL OTHER COMPENSATION($)	TOTAL REALIZED PAY($)	TOTAL REPORTED PAY($)	% DIFFERENCE
2018	1,750,000	0	6,520,875(1)	0	1,659,604	109,931	1,304,924	11,345,334	14,742,873	(23%)
2017	1,750,000	0	11,173,242(2)	0	1,464,516	79,669	1,430,806	15,898,233	14,122,711	13%
2016	1,575,000	0	6,977,321(3)	0	1,492,982	169,740	1,325,938	11,540,981	15,372,429	(25%)
(1)	This is the value of the shares that vested during the year, and includes the following: 174,709 TSR Shares from the 2015 TSR Share grant that vested on February 23, 2018, at $6.89 per share; 76,945 Performance Shares from the 2015 Performance Share grant that vested on February 20, 2018, at $6.62 per share; 174,534 restricted shares from the 2015 Special Equity grant that vested on April 24, 2018, at $7.72 per share; 361,197 Performance Shares from the 2016 Performance Share grant that vested on June 7, 2018, at $7.25 per share; and 127,141 Performance Shares from the 2017 Performance Share grant that vested on February 17, 2018, at $6.62 per share.
(2)	This is the value of the shares that vested during the year, and includes the following: 189,123 TSR Shares from the 2014 TSR Share grant that vested on February 17, 2017, at $15.31 per share; 120,771 Performance Shares from the 2014 Performance Share grant that vested on February 21, 2017, at 15.31 per share; 76,945 Performance Shares from the 2015 Performance Share grant that vested on February 20, 2017, at $15.31 per share; 174,534 restricted shares from the 2015 Special Equity grant that vested on April 24, 2017, at $11.79 per share; and 361,197 Performance Shares from the 2016 Performance Share grant that vested on June 7, 2017, at $8.84 per share.
(3)	This is the value of the shares that vested during the year, and includes the following: 176,967 TSR Shares from the 2013 TSR Share grant that vested on February 21, 2016, at $6.88 per share; 302,480 Performance Shares from the 2013 Performance Share grant that vested on March 7, 2018 at $8.29 per share; 120,769 Performance Shares from the 2014 Performance Share grant that vested on February 21, 2016, at $6.88 per share; 76,943 Performance Shares from the 2015 Performance Share grant that vested on February 20, 2016, at $6.88 per share; and 174,536 restricted shares from the 2015 Special Equity grant that vested on April 24, 2016, at $10.84 per share.

The chart below provides a comparison of our CEO’s reported compensation to his realized compensation for each year(1):

(1)	Comparison excludes reported and realized compensation from the following categories in the applicable Summary Compensation Table for the applicable years: (a) Change in Pension Value and Nonqualified Deferred Compensation Earnings, and (b) All Other Compensation.

2019 Proxy Statement 33

COMPENSATION PRINCIPLES AND PRACTICES

In 2018, we continued to adhere to compensation practices that strengthens the alignment between the compensation of our executive officers, Company performance and shareholder returns:

WHAT WE DO	WHAT WE DON’T DO
Independent Compensation Committee – We have oversight by a Compensation Committee comprised of only independent non-employee directors	No excessive perquisites without a compelling business rationale
Independent Compensation Consultant – Our Compensation Committee engages an independent compensation consultant	No repricing of underwater stock options without shareholder approval
Pay for performance – The vast majority of executive compensation is tied to performance with specific, measurable financial and operational objectives	No excise tax gross-ups in connection with a change-of-control, and it is our policy not to include any such tax gross-ups in any future executive officer agreements
Capped TSR Shares –TSR Share award payouts are capped at target if Nabors’ absolute TSR is negative during the relevant performance period	No discretionary bonuses except in the case of extraordinary specific developments that materially enhance the value of the Company
Capped Severance – Severance payments are limited in our executive agreements to 2.99x the sum of average base salary and bonus for 3 years prior to termination	Target individual elements of compensation or total compensation to a certain percentile within a peer group
Annual Say-on-Pay Vote – We conduct an annual say-on-pay advisory vote	Employ peer group analysis in determining the compensation of our employees other than the CEO and CFO

Market Referencing – Review executive compensation disclosures of peer group companies, or published compensation survey sources, and review market information and survey data to understand how our aggregate executive compensation compares to competitive norms

Share Ownership Policy – Our executive Share Ownership Policy aligns the interests of the CEO and CFO with those of the shareholders
Shareholder Feedback – We regularly reach out to shareholders to discuss a variety of corporate governance topics and to hear investors’ specific views on our executive compensation programs

34	2019 Proxy Statement

KEY COMPONENTS OF EXECUTIVE COMPENSATION

An appropriate mix of key compensation components, which are discussed in more detail below, enables us to remain competitive within our industry while ensuring that our executive officers are appropriately incentivized to deliver shareholder value.

COMPENSATION ELEMENT	LINK TO COMPENSATION PHILOSOPHY	KEY DESIGN FEATURES
Base Salary	• Enables the Company to attract and retain top talent • Rewards the skill and expertise that our executive officers contribute to the Company on a day-to-day basis
•   CEO base salary aligned with
     median market levels based on
     Peer Group (as defined later in this
     CD&A)

•   Determined based on a variety of
     considerations, including
     contractual obligations,
     performance, experience level,
     additional responsibilities, internal
     equity, and retention risk

Annual Cash Incentive (the “Incentive Plan”)
•   Focuses executive officers on
     achieving specific performance
     measures and to reward successful
     outcomes

•   Competitive opportunity aids with
     attraction and retention of top talent

•   Aligns executives with shareholders
     by placing a significant portion of
     annual compensation at risk
     for achievement of key near-term
     strategic and financial performance
     goals that are critical
     to long-term growth

Mr. Petrello & Mr. Restrepo

•   For 2018, again based 100% on
     adjusted EBITDA(1):

     •     Threshold:   $560 Million

     •     Target:      $800 Million

     •     Maximum:   $960 Million

•   No award will be earned unless
     threshold level performance is
     achieved.

Mr. Andrews’ annual cash incentive bonus is determined based on quantitative goals established by the Committee at the beginning of each annual performance period.

Performance Shares
•   Aligns executives with shareholders
     by tying a significant portion of
     compensation to achievement of
     strategic objectives critical
     to long-term growth

•   Reinforces alignment by awarding
     compensation in the form of equity

•   Reinforces retention by vesting
     earned awards over a three year
     period

•   Shares earned based on
     achievement of applicable
     performance goals during the
     prior year

•   Only granted to the extent the
     applicable performance criteria
     established for the
     1-year performance period have
     been achieved

•   Once earned and granted, awards
     vest over an additional three year
     term subject to continued
     employment with the Company

2019 Proxy Statement 35

COMPENSATION ELEMENT	LINK TO COMPENSATION PHILOSOPHY	KEY DESIGN FEATURES
TSR Shares
•   Aligns executives with shareholders
     by tying a significant portion of
     compensation to achievement of
     strong relative total shareholder
     return performance over a
     multi-year period

•   Reinforces shareholder alignment by
     awarding compensation in the form
     of equity

•   Shares earned based upon TSR
     performance relative to our peers
     over the three years following
     the grant date

•   No shares are earned if relative
     performance is below the peer
     group 25th percentile

•   Capped at target if absolute TSR is
     negative

Time-based Restricted Shares (Mr. Andrews only)	• Supports leadership retention goals • Reinforces alignment with shareholders by awarding compensation in the form of equity
•   Annual equity grant determined by
     multiplying annual cash incentive
     bonus award by a multiple
     determined for Mr. Andrews based
     upon his position and attainment of
     performance metrics determined at
     the beginning of the annual
     performance period

•   Awards vest ratably over 4 years

(1)	Throughout this Proxy Statement, the term “adjusted EBITDA” is computed by subtracting the sum of direct costs, general and administrative expenses and research and engineering expenses from operating revenues. Adjusted EBITDA is a non-GAAP measure and should not be used in isolation or as a substitute for the amounts reported in accordance with GAAP. However, management evaluates the performance of our operating segments and the consolidated company based on several criteria, including adjusted EBITDA, because we believe that this financial measure, along with adjusted operating income, accurately reflect our ongoing profitability and performance. Please refer to Annex A to this Proxy Statement for a reconciliation of this non-GAAP measure to income (loss) from continuing operations before income taxes, which is a GAAP measure.

During 2018, the Compensation Committee engaged Pearl Meyer to review our CEO’s target total direct compensation in comparison to Peer Group CEOs. Upon careful review, the Compensation Committee recommended to the independent members of the Board that no action be taken to terminate our CEO’s employment agreement at the end its term in 2018. As a result, the employment agreement extended automatically for another year. The Compensation Committee and the CEO did, however, amend the employment agreement to: (i) reduce the CEO’s 2019 base salary by 10%, from $1.75 million to $1.575 million; (ii) cap the potential payout of his TSR Share awards (previously issued but unvested as well as future awards) if the Company’s absolute TSR is negative; and (iii) provide that any TSR Shares that remain unvested at the time of a change in control (as defined in the agreement) shall fully vest at maximum levels upon such change in control.

HOW WE DETERMINE ANNUAL BASE SALARY

Base salary is a fixed element of an executive’s annual cash compensation. The Compensation Committee determines an appropriate level of base salary for our CEO and CFO by taking into account a series of competitive and other factors and conducting a compensation comparison against a pre-selected peer group (the “Peer Group”), which is discussed later in this CD&A. The Compensation Committee makes this initial determination of base salary upon the executive’s initial appointment and periodically reviews its determination, as it deems appropriate, taking into account various factors, including the Company’s performance, market data, industry conditions and shareholder feedback.

The Compensation Committee may also take into account certain competitive factors, which sometimes include:

•	Compensation levels of similarly-situated executives of other drilling contractors and in the oilfield services sector at companies in our Peer Group;

36	2019 Proxy Statement

•	Necessary levels of compensation to attract and retain highly talented executives from outside the industry; and
•	A newly hired executive’s salary at his or her most recent place of employment.

►   2018 ANNUAL BASE SALARY

Our CEO’s and CFO’s initial annual base salaries are reflected in each of their respective employment agreements as $1.70 million and $650,000, respectively. In 2014, Mr. Petrello received a 3% increase in his annual base salary to $1.75 million. There have been no recent increases or other adjustments in annual base salary for either our CEO or CFO, except for a (i) 10 percent agreed reduction applicable in 2015 and 2016, which was reversed in 2017, and (ii) a 10 percent reduction in base salary for our CEO again for 2019. Mr. Andrews does not have an employment agreement. Mr. Andrews’ annual base salary for 2018 was $220,000, which was unchanged from 2017.

HOW WE DETERMINE ANNUAL PERFORMANCE BONUS

At the beginning of each year, the Compensation Committee approves objective performance measures for the Company as a whole and establishes corresponding performance goals for each participant under the Incentive Plan, including our named executive officers. In structuring the performance measures and goals, the Compensation Committee sets targets for achieving those goals:

•	Minimum threshold before any annual performance bonus can be earned;
•	Target award dollar amount to incentivize a specific desired performance level; and
•	Maximum goal which sets an appropriate limit on the potential annual performance bonus that can be earned.

At its first meeting following the end of the fiscal year, the Compensation Committee determines whether the performance goals have been attained and approves any cash payment amount based upon the level of achievement of the pre-established annual performance goals.

►   2018 ANNUAL CASH PERFORMANCE BONUS

Pursuant to their respective employment agreements, Mr. Petrello’s annual cash performance bonus is targeted at 100 percent of his base salary ($1.75 million for 2018) and capped at twice his base salary ($3.5 million). Mr. Restrepo’s annual performance bonus is targeted at 100 percent of his base salary ($650,000 for 2018) and capped at twice his base salary ($1.3 million). In each case, the target opportunity is determined by the Compensation Committee at the beginning of the applicable performance year.

For 2018, Mr. Petrello’s and Mr. Restrepo’s annual cash performance bonus was based on the Company’s targets for adjusted EBITDA. This performance measure was selected by the Compensation Committee to ensure focus on efficient and profitable operations, preservation of shareholder value through a challenging industry environment, improvement in our competitive position, and to help ensure that we remain properly positioned to capitalize on opportunities for growth. Adjusted EBITDA is a significant consideration used by analysts in evaluating the Company and is therefore, we believe, a key driver of the Company’s share price. The adjusted EBITDA target was calculated to achieve the stated goal of positive cash flow for the year.

The Compensation Committee established the following targets for the 2018 annual performance bonus for each of Mr. Petrello and Mr. Restrepo:

OBJECTIVE	WEIGHT	TARGET RANGES	PERFORMANCE ACHIEVED	CASH BONUS EARNED
Adjusted EBITDA	100%	Threshold: $560 Million Target: $800 Million Maximum: $960 Million	Achieved at 94.8% of Target The Company’s adjusted EBITDA for 2018 was $758.7 million	Because the actual performance falls between payout levels, the bonus is prorated to approximately $1.66 million for Mr. Petrello and approximately $0.62 million for Mr. Restrepo

2019 Proxy Statement 37

If actual performance results fall between payout levels, the annual performance bonus is prorated accordingly. In addition, adjustments to targets are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. Actual performance for 2018 fell between the threshold and target and the actual payout was calculated using straight line interpolation between these two points. No adjustments to the target were made for 2018.

Mr. Andrews’ annual cash performance bonus is based on the achievement of quantitative performance goals established at the beginning of the annual performance period. For 2018, Mr. Andrews’ performance goals included corporate governance social and environmental metrics improvements, enhancements to the Company’s stock plan documents and management systems, and improvements to corporate compliance programs, particularly with respect to cybersecurity. Mr. Andrews’ cash bonus for 2018 was $68,200.

LONG-TERM EQUITY INCENTIVES

Pursuant to their employment agreements, our CEO and CFO are eligible to earn equity awards that are performance based – TSR Shares and Performance Shares. The TSR Shares are earned based on our relative TSR achievement over three years, and the Performance Shares are earned based on achievement of annual performance goals. It is important to note that, in reading the 2018 Summary Compensation Table appearing elsewhere in this proxy statement, compensation amounts represented by Performance Shares appearing in the table represent amounts awarded for performance achieved in the prior year, whereas compensation amounts represented by TSR Shares appearing in the table represent only amounts that may be earned in the future. Mr. Andrews receives only time-based restricted shares based on his performance in the previous year.

►   HOW WE DETERMINE OUR PERFORMANCE-BASED TSR SHARES

In accordance with his employment agreement, Mr. Petrello was granted a maximum award opportunity of 848,142 TSR Shares in January 2018. This number was calculated by multiplying Mr. Petrello’s base salary on the first day of the performance period of $1.75 million by three, then dividing that number by the 20 day average closing price of $6.19 on December 31, 2017. However, in December 2018 the Compensation Committee approached our CEO to discuss how better to align his compensation with shareholder returns. After collaborative discussions the Compensation Committee approved a transaction in which our CEO voluntarily forfeited the TSR Shares award granted in 2018, having a grant date fair value of approximately $4 million, in exchange for an award of restricted shares with a grant date fair value of only $1,500 that vests equally on the first three anniversaries of the date of grant. This action was taken in order to reduce Mr. Petrello’s 2018 total compensation in order to better align with shareholder losses sustained during the year.

In accordance with his employment agreement, Mr. Restrepo was granted a maximum award opportunity of 210,016 TSR Shares, calculated by multiplying Mr. Restrepo’s base salary on the first day of the performance period of $650,000 by two, then dividing that number by the 20 day average closing price of $6.19 on December 31, 2017. Pursuant to their respective employment agreements, the target number of TSR Shares is valued at (i) 150% of base salary on the first day of the performance period for Mr. Petrello, and (ii) 100% of base salary on the first day of the performance period for Mr. Restrepo.

TSR Shares will not vest until the end of the applicable three-year performance period, with the level of vesting based on the Company’s TSR ranking compared to the TSR ranking of the companies in the Peer Group measured over this three year period. TSR for the common shares of Nabors and each Peer means the difference between (x) the average closing price for the 30 consecutive trading days prior to the start of the performance period, and (y) the average closing price for the last 30 consecutive trading days during such performance period, as adjusted for dividends paid during such performance cycle.

For TSR Shares granted in 2018, the target number of TSR Shares will vest if the Company ranks at the median of the Peer Group for TSR during the period 2018 through 2020. If the Company ranks in the first quintile, TSR Shares will vest at the maximum level, and the Company must rank at least in the fourth quintile for any TSR Shares to vest (at 25% of maximum). Other rankings yield proportionate results. However, the vesting of TSR Shares is capped at target if the Company’s absolute TSR is negative. Any TSR Shares that have not vested at the end of the performance period are immediately forfeited.

38	2019 Proxy Statement

The percentage of maximum shares that can be earned based on three-year TSR rank (subject to the cap at target is TSR is negative) is shown in the table below:

TSR RANK	PERCENTAGE OF MAXIMUM SHARES EARNED
1, 2 or 3	100%
4 or 5	75%
6 or 7	60%
8 or 9	50%
10 or 11	40%
12 or 13	25%
14,15	0%

For purposes of our TSR Share awards, the Compensation Committee, in consultation with Pearl Meyer, determined the Peer Group for 2018-2020 by:

•	Reviewing the Peer Group to determine whether any companies should be eliminated to the extent there are companies whose operations, although requiring similar management skills, were nevertheless not comparable to the Company’s business lines and therefore did not provide a meaningful basis for measuring relative share performance; and
•	Determining whether to add other significant competitors in each of the Company’s business lines to provide a comprehensive means for evaluating TSR.

The Compensation Committee has discretion to adjust the composition of the Peer Group and to set the threshold, target and maximum performance criteria to reflect current circumstances. Our 2018 Peer Group (which is substantially the same as the Peer Group established on January 1, 2016) is discussed in more detail on page 44.

VESTING OF TSR SHARES GRANTED IN 2016 (FOR PERFORMANCE PERIOD OF 2016-2018)

Based on the Company’s share performance for the 2016-2018 performance period, the Company’s ranking for TSR Shares granted in 2016 was 12, which (as shown in the chart above) falls below the median of the Peer Group. Accordingly, the number of TSR Shares vested for our CEO and CFO were:

►   Mr. Petrello: 150,172, or minimum (threshold) payout; and

►   Mr. Restrepo: 37,186, or minimum (threshold) payout.

►   HOW WE DETERMINE OUR PERFORMANCE SHARES

The Compensation Committee pre-determines at the beginning of each one-year performance cycle the specific financial and operational performance metrics for Performance Shares applicable to each executive officer in order to tailor long-term incentives to the specific goals and needs of the Company at such time. The restricted shares earned based on performance over the prior year are granted after the end of the one-year performance cycle. For example, the Compensation Committee determined the applicable performance metrics for the 2017 performance cycle at the beginning of 2017. The number of Performance Shares earned by our executive officers for their performance in the 2017 performance cycle was not determined until February 23, 2018. Accordingly, these awards are disclosed as compensation for 2018, as set forth under “Executive Compensation Tables—2018 Summary Compensation Table”.

Pursuant to their respective employment agreements:

►	Mr. Petrello has the opportunity to receive an award of Performance Shares in respect of each fiscal year targeted at 200% of base salary ($3,500,000), with a maximum award of twice that amount ($7,000,000).
►	Mr. Restrepo has the opportunity to receive an award of Performance Shares for each fiscal year targeted at 100% of base salary ($650,000), with a maximum award of twice that amount ($1,300,000).

2019 Proxy Statement 39

Performance Shares are earned on a pro-rated basis based on the number of goals (or overall percentage of all goals) achieved, and each goal is given equal weighting. For the 2018 performance cycle:

►   Threshold performance required the achievement of two goals (or 40% of all goals);

►   Target performance required the achievement of three goals (or 60% of all goals); and

►   Maximum performance required achievement of all five goals (or 100% of all goals).

No Performance Shares would have been earned in the event that less than 40% of the executive’s goals had been achieved. Once earned and granted, Performance Shares are subject to an additional vesting period of three years following the grant date.

►   2017 PERFORMANCE SHARES (Granted in February 2018 based on 2017 Performance)

A portion of the compensation appearing below in the stock awards column of the 2018 Summary Compensation Table for Mr. Petrello and Mr. Restrepo consists of Performance Shares earned by each of them during the 2017 performance cycle and granted in February 2018. For the 2017 performance cycle, Mr. Petrello had the following five performance goals related to his Performance Shares (the first three of which were shared with Mr. Restrepo):

GOAL #	PERFORMANCE GOAL	DEGREE OF ACHIEVEMENT DETERMINED BY COMPENSATION COMMITTEE
1	Ensure successful implementation and integration of the joint venture with Saudi Aramco	100%
2	Balance sheet improvement	66.7%
3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be at least $50 million	100%
4	Development of automatic pipe handler system	75%
5	Define and implement a strategy on the use of big data	100%

The overall percentage achievement is the average of the percentage completed for each goal, or 88.34 percent. As a result, the Compensation Committee approved a Performance Share award for Mr. Petrello valued at 88.34% of his maximum award value, or $6.18 million. As a result, the Compensation Committee granted Mr. Petrello a Performance Share award of 851,763 shares, determined on February 23, 2018, based upon the average daily closing price of our shares on each of the preceding 20 business days. As discussed above, these Performance Shares, which appear as compensation in the 2018 Summary Compensation Table below, are subject to an additional three-year vesting period following the grant date.

40	2019 Proxy Statement

For the 2017 performance cycle, Mr. Restrepo had the following five performance goals:

GOAL #	PERFORMANCE GOAL	DEGREE OF ACHIEVEMENT DETERMINED BY COMPENSATION COMMITTEE
1	Ensure successful implementation and integration of the joint venture with Saudi Aramco	100%
2	Balance sheet improvement	66.7%
3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be at least $50 million	100%
4	Achieve certain tax initiatives	100%
5	Define and execute a plan for materially streamlined infrastructure with specified deliverables	75%

The overall percentage achievement is the average of the percentage completed for each goal, or 88.34 percent. As a result, the Compensation Committee approved a Performance Share award for Mr. Restrepo valued at 88.34% of his maximum award value, or $1.15 million. As a result, the Compensation Committee granted Mr. Restrepo a Performance Share award of 158,185 shares, determined on February 23, 2018, based upon the average daily closing price of our shares on each of the preceding 20 business days. As discussed above, these Performance Shares, which are appear as compensation in the 2018 Summary Compensation Table below, are subject to an additional three-year vesting period following the grant date.

►   2018 PERFORMANCE SHARES (Granted in February 2019 based on 2018 Performance)

For the 2018 performance cycle, Mr. Petrello had the following five performance goals:

GOAL #	PERFORMANCE GOAL	DEGREE OF ACHIEVEMENT DETERMINED BY COMPENSATION COMMITTEE
1	US Lower 48 rig margin per day at least 95 percent of average of three identified US competitors on a normalized basis by end of 2018	100%
2	Implement an equitizing transaction to improve meaningfully the Company’s leverage; Implement a global inventory control system	100%
3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be $110 million	84%
4	Improve operational management in the Eastern Hemisphere	50%
5	Develop and deploy a new commercial big data offering on at least 10 rigs by the fourth quarter of 2018	100%

The CEO’s Performance Share goals listed above were achieved as follows:

►	Nabors reported average daily rig margins in the U.S. Lower 48 - $9,428 (up from $4,978 at the end of 2017); Average U.S. Lower 48 rig margin of three identified competitors - $9,417 (up from $7,753 at the end of 2017); Nabors US Lower 48 daily rig margin was 100.1% of the daily rig margins of the three identified competitors at the end of 2018, compared to 83.1% at the end of 2017. Goal completed at 100%.

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►	Nabors completed an offering of common and preferred shares for net proceeds of approximately $580 million, virtually all of which went to debt reduction. Nabors introduced MyBITTM enterprise business intelligence platform which, among other things, allows for the viewing of data across company, business unit, region/district, department and rig/cost center. Goal completed at 100%.
►	Nabors reported non-rig drilling services adjusted EBITDA for the fourth quarter of 2018 of $23.025 million, for an annualized amount of $92.1 million. Goal achieved at 84%.
►	New Eastern Hemisphere management structure implemented. Goal achieved at 100%.
►	Deployed MyWellsTM Analytics, an app that provides a data-driven approach to improve well drilling operations and drive performance, with access to pre-made dashboards and reports and easy-to-configure dashboards and reports. Goal achieved at 100%.

The overall percentage achievement is the average of the percentage completed for each goal, or 86.8 percent. As a result of the 86.8% achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Petrello valued at 86.8% of his maximum award value, or $6.1 million. As a result, the Compensation Committee granted Mr. Petrello a Performance Share award of 1,998,684 shares, determined on February 22, 2019, based upon the average daily closing price of our shares on each of the preceding 20 business days. These Performance Shares are subject to an additional three-year vesting period following the grant date.

For the 2018 performance cycle, Mr. Restrepo had the following five performance goals:

GOAL #	PERFORMANCE GOAL	DEGREE OF ACHIEVEMENT DETERMINED BY COMPENSATION COMMITTEE
1	Improvements to US Lower 48 rig margins as a percentage of competition’s margins	100%
2	Implement an equitizing transaction to improve meaningfully the Company’s leverage; Implement a global inventory control system	100%
3	Grow non-rig drilling services adjusted EBITDA so that the fourth quarter adjusted EBITDA annualized would be $110 million	84%
4	Realize Tesco synergies of $35 million run rate by the fourth quarter of 2018	100%
5	Achieve certain tax initiatives	100%

The CFO’s Performance Share goals listed above were achieved as follows:

►	Nabors reported average daily rig margins in the U.S. Lower 48 - $9,428 (up from $4,978 at the end of 2017); Average U.S. Lower 48 rig margin of three identified competitors - $9,417 (up from $7,753 at the end of 2017); Nabors US Lower 48 daily rig margin was 100.1% of the daily rig margins of the three identified competitors at the end of 2018, compared to 83.1% at the end of 2017. Goal completed at 100%.
►	Nabors completed an offering of common and preferred shares for net proceeds of approximately $580 million, virtually all of which went to debt reduction. Nabors introduced MyBITTM enterprise business intelligence platform which, among other things, allows for the viewing of data across company, business unit, region/district, department and rig/cost center. Goal completed at 100%.
►	Nabors reported non-rig drilling services adjusted EBITDA for the fourth quarter of 2018 of $23.025 million, for an annualized amount of $92.1 million. Goal achieved at 84%.
►	Synergies of $36.1 million were achieved in the first 100 days of 2018. Goal completed at 100%.
►	The nature of this goal requires that details remain confidential. Goal achieved at 100%.

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The overall percentage achievement is the average of the percentage completed for each goal, or 96.8 percent. As a result of the 96.8% achievement level of the applicable performance goals, the Compensation Committee approved a Performance Share award for Mr. Restrepo valued at 96.8% of his maximum award value, or $1.3 million. As a result, the Compensation Committee granted Mr. Restrepo a Performance Share award of 413,947 shares, determined on February 22, 2019, based upon the average daily closing price of our shares on each of the preceding 20 business days. These Performance Shares are subject to an additional three-year vesting period following the grant date.

While Performance Shares granted in February 2019 were based on the 2018 performance cycle, because the Performance Shares were not granted until 2019, they will appear as 2019 compensation to the named executive officer in the Company’s 2020 proxy statement. Likewise, as noted above, the Performance Shares granted in February 2018 in respect of the 2017 performance cycle appear as 2018 compensation to the named executive officers, because those Performance Shares were granted in 2018.

Mr. Andrews receives his long-term equity-based compensation awards in the form of restricted shares that vest over time. For 2018, Mr. Andrews received a long-term equity incentive award in the form of restricted shares on February 23, 2018, the number of which was determined by applying a multiplier of 0.75 to his annual performance bonus for 2017, which was $73,150, and dividing the product by $6.89, which was the value of our shares on the grant date. Based on this calculation, he was granted 7,963 restricted shares, with restrictions lapsing ratably over four years.

SETTING EXECUTIVE COMPENSATION

Our Compensation Committee, independent consultant and other resources each play an important role in determining our executive compensation structure.

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee, which consists of three independent non-employee directors, performs the following compensation-related functions:

•	Oversees the compensation of our executive officers and other key management comprising our senior leadership team;
•	Evaluates the performance of our CEO and reviews the performance of our other executive officers, drawing on its own judgment and observations and those of our CEO in evaluating the performance of such officers;
•	Administers our equity-based programs for executive officers and reviews and approves all forms of compensation (including equity grants);
•	Approves financial and business measures and goals that are tied to the Company’s performance for long-term equity incentive awards;
•	Oversees employment agreements, including severance and change-in-control agreements, between the Company and the executive officers; and
•	Considers input from the Risk Oversight Committee and Audit Committee with respect to risk management considerations in evaluating performance objectives and incentives.

The Compensation Committee has discretion to decrease formula-driven awards or provide additional incentive compensation based on executive retention considerations. It also has discretion to provide additional incentive compensation (i.e., special bonuses) in recognition of extraordinary specific developments that materially enhance the value of the Company. To a lesser extent, the Compensation Committee exercises subjective judgment in making compensation decisions with respect to executive officers, primarily as to equity awards, when such officer’s compensation is not determined pursuant to an employment agreement. See “Equity Based Award Policy” below for a brief discussion of authority delegated to the CEO with respect to employee equity grants.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Compensation Committee engaged Pearl Meyer as its independent consultant to advise and assist the committee with its responsibilities. For 2018, the scope of Pearl Meyer’s engagement included:

•	providing advice and analysis on executive compensation trends and norms;
•	advising on potential Peer Group members to evaluate our CEO’s and CFO’s compensation;

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•	reviewing and analyzing Peer Group information to assist with setting of executive compensation;
•	updating the Compensation Committee periodically on legislative and regulatory developments impacting executive compensation; and
•	providing additional assistance, as requested by such committee.

The Compensation Committee evaluated Pearl Meyer’s independence by considering, among other things, the following six factors identified by the SEC and the NYSE:

•	The provision of other services to the Company by Pearl Meyer;
•	The amount of fees received from the Company by Pearl Meyer as a percentage of Pearl Meyer’s total revenue;
•	Pearl Meyer’s policies and procedures designed to prevent conflicts of interest;
•	The existence and nature of business and personal relationships of Pearl Meyer with a member of the Compensation Committee;
•	Any Company stock owned by Pearl Meyer; and
•	The existence and nature of business or personal relationship of Pearl Meyer with an executive officer of the Company.

Based on its evaluation, the Compensation Committee concluded there were no independence or conflict-of-interest concerns related to Pearl Meyer’s engagement.

ROLE OF MANAGEMENT

Certain of our executive officers and senior management provide input on business strategy and short- and long-term business objectives, which assists the Compensation Committee in establishing performance goals in connection with long-term components of our executive compensation program. In addition, the Compensation Committee consults with the CEO in setting the compensation of other executive officers upon their hiring with the Company and periodically thereafter as deemed appropriate by the Compensation Committee. The CEO also provides a subjective performance assessment of other executive officers, which is reviewed and considered by the Compensation Committee in determining each executive officer’s performance and resulting compensation.

DETERMINATION OF PEER GROUP

For purposes of the Peer Group, the Compensation Committee, in consultation with its independent compensation consultant, considers potential peer companies for inclusion based on the following criteria:

•	Significant competitor in the Company’s lines of business;
•	Comparable size, scope and/or complexity;
•	Competition for executive talent; and/or
•	Similar operations in the industry and market.

The Compensation Committee determined that the following companies comprise the Peer Group for purposes of compensation benchmarking in 2018, and for purposes of performance measurement for the TSR Shares granted in 2018.

Baker Hughes, a GE Co. Diamond Offshore Drilling, Inc. Ensco plc TechnipFMC plc Halliburton Company Helmerich & Payne, Inc. National-Oilwell Varco, Inc.	Noble Corporation plc Patterson–UTI Energy, Inc. Rowan Companies plc Schlumberger Limited Superior Energy Services, Inc. Transocean Ltd. Weatherford International plc

44	2019 Proxy Statement

EQUITY-BASED AWARD POLICY

The Company has established an Equity-Based Award Policy that applies to the grant of long-term equity incentive awards to all employees, including our executive officers. Here is how this policy works in practice:

•	The policy does not restrict the timing of awards, although the Compensation Committee typically makes awards to our executive officers and senior leadership at its first meeting each year, which usually occurs in February.
•	The Compensation Committee delegated authority to the CEO, subject to predetermined caps, to approve equity awards to employees at other times during the year, such as in connection with new hires and promotions, or in connection with the appraisal review and compensation adjustment process for employees. In connection with the appraisal review and compensation adjustment process for 2018, the CEO was delegated authority to grant up to an aggregate of 1,200,000 restricted shares to employees.
•	All awards granted by the CEO are required to be reported to the Compensation Committee at its next regularly scheduled meeting.

OTHER BENEFITS AND PERQUISITES

All of our employees, including our executive officers, may participate in health, pension and welfare benefit and other plans. Our executive officers and certain other employees may also receive company-sponsored club memberships as part of their overall compensation package. In addition, Messrs. Petrello and Restrepo receive additional benefits under the terms of their respective agreements, as described below.

SEVERANCE PROTECTION

Severance protection, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers and ensuring that they remain focused on the interests of the Company and our shareholders. Accordingly, we provide such protection for Messrs. Petrello and Restrepo.

Mr. Petrello’s and Mr. Restrepo’s employment agreements each provide for severance payments in the event the agreement is terminated (i) by the Company prior to the expiration date of the agreement for any reason other than for cause, including in connection with a change in control, or (ii) by the executive for constructive termination without cause, including in connection with a change in control, each as defined in their respective employment agreement.

Under Mr. Petrello’s agreement, termination within twelve months of a change in control (as defined in the agreement), including by voluntary resignation, is considered a constructive termination without cause. Under Mr. Restrepo’s agreement, termination within twelve months of a change in control (as defined in the agreement) qualifies as a constructive termination only under circumstances that otherwise qualify as constructive termination (not including voluntary resignation) under the agreement. The executive officer would have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change in control, 2.99 times the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination.

Mr. Petrello’s and Mr. Restrepo’s employment agreements also provide that, in the event of a termination without cause or constructive termination without cause, including in connection with a change in control, (a) TSR Shares previously granted would be deemed earned at maximum levels; (b) earned Performance Shares would immediately vest; and (c) for Mr. Petrello, Performance Shares for the year of termination would be deemed earned at maximum levels. The Compensation Committee provided for the vesting of outstanding restricted shares, including Performance Shares, and outstanding stock options because in each instance those awards have already been earned based upon performance at the time of grant.

Additional information regarding severance benefits is included in the table under “Executive Compensation Tables—2018 Potential Payments Upon Termination or Change in Control” below.

DEATH, DISABILITY AND CERTAIN TERMINATIONS UNRELATED TO A CHANGE OF CONTROL

Mr. Petrello’s and Mr. Restrepo’s employment agreements also provide that, upon death, disability, termination without cause, or constructive termination without cause, each would receive (a) immediate and full vesting of any unvested stock options and restricted shares outstanding; (b) any amounts earned, accrued or owing to him but not yet paid (including executive benefits, life insurance, disability benefits and reimbursement of expenses and

2019 Proxy Statement 45

perquisites); (c) continued participation in medical, dental and life insurance coverage; and (d) certain perquisites (including, among other items, the payment of certain club memberships and, in the case of Mr. Petrello, the right to reimbursement of the cost of a security system in his home (a benefit which is not currently being provided by the Company) and the right to use Company aircraft and other or additional benefits in accordance with our applicable plans and programs, including distribution of account balances under the Company’s Executive Plan. Certain of these benefits are conditioned on the executive’s continued compliance with certain non-competition and non-solicitation restrictions.

LIFE INSURANCE AND OTHER PERQUISITES

In addition to salary and bonus, Mr. Petrello receives group life insurance, various split-dollar life insurance policies, reimbursement of business-related expenses, and various perquisites (including personal use of company aircraft subject to income imputation rules). Premium payments under the split-dollar life insurance policies were suspended in 2002. Under Mr. Petrello’s employment agreement, the Company is obligated to make contributions during the term of his employment in the amounts necessary to maintain the face value of the insurance coverage. If the Company is not legally permitted to make such contributions to the policies, it will pay an additional bonus to Mr. Petrello equal to the amount required to permit him to lend sufficient funds to the insurance trusts that own the policies to keep them in force. Mr. Restrepo also receives group life insurance, reimbursement of business-related expenses and various perquisites available to senior leaders of the Company generally.

RETIREMENT PLANS

Our executive officers are eligible to participate in the following retirement plans:

•	401(k) Plan—a tax-qualified defined contribution plan, which covers substantially all our employees; and
•	Deferred Compensation Plan—a nonqualified deferred compensation plan, which allows certain employees to defer an unlimited portion of their cash compensation and receive Company-matching contributions.

Collectively, these plans facilitate retention and provide our executive officers an opportunity to accumulate assets for retirement.

EXECUTIVE PLAN

Messrs. Petrello and Restrepo also are eligible to participate in the Executive Deferred Compensation Plan (the “Executive Plan”).

Pursuant to Mr. Petrello’s employment agreement, at the end of each calendar quarter the Company has credited $300,000 to an account for Mr. Petrello under this plan. These deferred amounts, together with earnings thereon, will be distributed to Mr. Petrello when (1) he reaches age 70 or (2) earlier (a) when he reaches age 62, to the extent of any quarterly contributions in excess of $250,000, together with accumulated deemed earnings thereon or (b) upon termination of employment for any reason other than cause. Mr. Petrello will forfeit his account balance under this plan upon termination of employment for cause. Since 2016, in order to comply with certain tax code provisions, Mr. Petrello annually has received certain of these distributions as a result of his turning age 62.

Mr. Restrepo is also eligible to participate in the Executive Plan on the same basis as other senior leaders. The Compensation Committee elected to credit $400,000 to Mr. Restrepo’s account under the Executive Plan in 2018.

Information regarding our Deferred Compensation Plan and Executive Plan, as well as the terms of their participation, can be found under “2018 Nonqualified Deferred Compensation” below.

TERM OF EMPLOYMENT

Mr. Petrello’s current employment agreement provided for an initial term of five years, through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination 90 days prior to such anniversary. If the Company provides notice of termination to Mr. Petrello, then provided that he remains employed with the Company for a period of up to six months as specified by the Company to assist with the transition of management, the termination will be treated as a constructive termination without cause. Neither Mr. Petrello nor the Company has provided notice of termination. As a result, Mr. Petrello’s employment agreement has automatically extended to December 31, 2019.

46	2019 Proxy Statement

Mr. Restrepo’s employment agreement provided for an initial term through December 31, 2017, with automatic one-year extensions at the end of each term, unless either party provides notice of termination one year prior to such anniversary. Such notice by the Company does not constitute a constructive termination under Mr. Restrepo’s agreement. Neither Mr. Restrepo nor the Company has provided notice of termination. As a result, Mr. Restrepo’s employment agreement has automatically extended to December 31, 2020.

SHARE OWNERSHIP POLICY

We encourage our executive officers to own the Company’s shares to further align their interests with those of other shareholders.

Mr. Petrello’s employment agreement requires that he own Company common shares with a minimum acquisition value of five times his base salary. As noted in the table under “Corporate Governance—Beneficial Ownership of Company Common Shares”, as of the record date for the annual general meeting of shareholders Mr. Petrello owns 12,536,247 common shares (inclusive of vested but unexercised stock options and exclusive of 464,236 common shares for which Mr. Petrello disclaims beneficial ownership) as of the record date, which represent approximately 3.01 percent of our outstanding common shares and over 24 times the required minimum ownership.

Mr. Restrepo’s employment agreement requires that he own Company common shares with a minimum acquisition value of three times his base salary. As noted in the table under “Corporate Governance—Beneficial Ownership of Company Common Shares”, as of the record date for the annual general meeting of shareholders, Mr. Restrepo currently owns 2,039,155 common shares and over 8 times the required minimum ownership.

In 2018, Mr. Andrews was not subject to a minimum share ownership requirement.

“Acquisition value” for purposes of our share ownership requirement means, for shares, the market closing price on the date of grant or purchase. For stock options, it means the Black Scholes value on the date of grant. Acquisition value was chosen by our Compensation Committee as an appropriate measure because of the volatility of stock prices in our industry and the complications that may arise from the use of a fluctuating valuation method.

RISK ASSESSMENT

The Compensation Committee reviews with management the design and operation of our incentive compensation arrangements, including the performance objectives and the mix of short- and long-term performance horizons used in connection with incentive awards, to ensure that these arrangements do not encourage our executives to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of our Company or the investments of our shareholders.

TAX CONSIDERATIONS – SECTION 162(m)

Section 162(m) of the Internal Revenue Code of 1986 (as amended, the “Code”) limits to $1 million the amount of compensation that we may deduct in any year with respect to the Company’s “covered employees” as defined under Section 162(m). An exception to this deduction limitation was previously available for compensation that qualified as “performance-based compensation”, so long as such compensation met certain requirements set forth in Section 162(m) and the applicable regulations. As a result of tax legislation that went into effect on December 22, 2017, the exception for performance-based compensation is no longer available effective for taxable years beginning after December 31, 2017, unless the compensation is paid pursuant to a written, binding contract in effect as of November 2, 2017 that qualifies for transition relief under the new tax legislation. As a result, compensation paid in excess of $1 million to individuals who, following December 31, 2017, are subject to Section 162(m) is not expected to be deductible.

Historically, the Compensation Committee has striven to structure certain of its compensation arrangements to qualify as performance-based compensation. For example, in the past we have designed our Annual Incentive Plan and certain performance-based awards under our 2013 and 2016 Stock Plans with the intent that such amounts qualify as performance-based compensation. However, the Compensation Committee retained the flexibility to pay incentive compensation or other compensation that was not intended to qualify as performance-based compensation to the extent the Compensation Committee determined it was in the Company’s best interests to do so.

2019 Proxy Statement 47

Although the new tax legislation does provide for transition relief that may be available with respect to certain contracts, given the uncertainty that currently exists as to the application and interpretation of Section 162(m) and the applicable regulations, we are not able to ascertain whether, or guarantee that, amounts intended to qualify as performance-based compensation will in fact qualify as such, and certain amounts that were expected to be tax deductible to the Company in the future may in fact not be. Although the Compensation Committee will continue to analyze the impact of Section 162(m), the Compensation Committee continues to retain the flexibility to make decisions with respect to the Company’s compensation programs that are based on factors other than Section 162(m) and related tax consequences. Such factors may include, among other things, the Company’s current business strategies and goals, current market conditions with respect to the industries in which the Company competes, retention elements and alignment with shareholder interests.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the CD&A provided above. Based on that review and discussion, the Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s annual report on Form 10-K for the year ended December 31, 2018.

Respectfully submitted,

THE COMPENSATION COMMITTEE
Michael C. Linn, Chairman
James R. Crane
John P. Kotts

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee for 2018 was comprised of Messrs. Linn (Chairman), Crane and Kotts, all of whom were determined by the Board to be independent non-employee directors. None of these directors has ever served as an officer or employee of the Company or participated in any transaction during the last fiscal year required to be disclosed pursuant to the SEC’s proxy rules, except as to Mr. Crane, as described above under “Certain Relationships and Related-Party Transactions”. No executive officer of the Company serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Compensation Committee or as a director. In addition, none of our executive officers serves as a member of the compensation committee of the board of directors of any entity that has one or more of its executive officers serving as a member of our Board.

48	2019 Proxy Statement

EXECUTIVE COMPENSATION TABLES

2018 SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid to or earned by each of our named executive officers for the fiscal years ended December 31, 2018, 2017 and 2016.

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	BONUS ($)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)(6)
Anthony G. Petrello Chairman of the Board, President and CEO	2018	1,750,000	0	9,918,414	0	1,659,604	109,931	1,304,924	14,742,873
	2017	1,750,000	0	9,397,720	0	1,464,516	79,669	1,430,806	14,122,711
	2016	1,575,000	0	10,808,769	0	1,492,982	169,740	1,325,938	15,372,429
William J. Restrepo CFO	2018	650,000	0	2,092,322	0	616,424	34,714	473,547	3,867,007
	2017	650,000	0	2,113,433	0	543,963	19,997	429,458	3,756,851
	2016	585,000	0	2,214,946	0	554,536	15,075	417,426	3,786,983
Mark D. Andrews Corporate Secretary	2018	220,000	0	54,865	0	68,200	0	94,660	437,725
	2017	220,000	0	94,363	0	73,150	0	94,445	481,958
	2016	189,000	0	75,000	0	75,495	0	87,659	427,154

Note: Pursuant to SEC rules, the amounts highlighted in yellow do not reflect the transaction, approved by the Compensation Committee, pursuant to which Mr. Petrello voluntarily forfeited TSR Shares having a grant date fair value of approximately $4,000,000 in exchange for an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant. Had we been permitted to reflect the transaction, the highlighted amounts would have been $5,870,147 and $10,694,606, respectively.

(1)	A portion of Mr. Petrello’s contractual salary is deemed to include payment for his service as a director of the Company. In 2015, Messrs. Petrello, Restrepo and Andrews agreed to a reduction in their salaries by 10% in light of the difficult market conditions, which reduction remained in effect through December 31, 2016, and was reversed in 2017. Mr. Petrello has again agreed to a 10% reduction in base salary for fiscal year 2019.
(2)	Except as otherwise described below, the amounts shown in this column reflect the value of restricted share awards based on the grant date closing price of our common shares. Dividends on stock awards are not shown in the table because those amounts are factored into the grant date fair value.

In accordance with their respective employment agreements, the number of TSR Shares and Performance Shares to be granted to each of Messrs. Petrello and Restrepo is calculated using a per share value equal to the average daily closing price of the Company’s shares on the NYSE on each of the twenty (20) trading days prior to the date of calculation. As a result, the contractually determined value may be higher or lower than the amount set forth in the Summary Compensation Table and other tables in this proxy statement, which for TSR Shares is determined using the Monte Carlo model using the assumptions detailed in the footnotes of our audited financial statements, and which for Performance Shares is determined using the closing price on the date of grant approval.

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The amounts shown in this column for Messrs. Petrello and Restrepo consist of the following:

	Stock Award
Executive	Year	Performance Shares($)(a)		TSR Shares($)(b)		Other Awards($)		Total($)
Mr. Petrello	2018	5,868,647(c	)	4,048,267	(d)	1,500	(e)	9,918,414
	2017	5,839,601(f	)	3,558,119	(g)	N/A		9,397,720
	2016	7,455,107(h	)	3,353,662	(i)	N/A		10,808,769
Mr. Restrepo	2018	1,089,895(j	)	1,002,427	(k)	N/A		2,092,322
	2017	1,232,378(l	)	881,055	(m)	N/A		2,113,433
	2016	1,384,517(n	)	830,429	(o)	N/A		2,214,946

Note: Pursuant to SEC rules, the amounts highlighted in yellow do not reflect the transaction, approved by the Compensation Committee, pursuant to which Mr. Petrello voluntarily forfeited the TSR Shares in exchange for the restricted shares valued at $1,500 listed under “Other Awards”. Had we been permitted to reflect the transaction, the highlighted amounts would have been $0 and $5,870,147, respectively.

(a)	Performance Shares are granted based upon the achievement of certain pre-determined financial or operational performance goals measured over the one-year performance period prior to the year such shares are granted. A minimum performance threshold applies before any Performance Shares are granted. Even though the performance objectives were achieved and the Performance Shares earned, vesting of Performance Shares remains subject to an additional 3-year vesting period.
(b)	Pursuant to their respective employment agreements, the maximum number of TSR shares eligible to vest are granted at the beginning of the performance period. TSR Shares are not time-based awards; they represent only amounts that may be earned in the future. TSR Shares only vest to the extent that our relative TSR performance meets certain threshold levels, and any shares that do not vest are forfeited. Vesting is based on our TSR performance relative to the Peer Group measured over a 3-year period. If minimum performance criteria are not met, the TSR Shares will not vest. In addition, the employment agreements of Messrs. Petrello and Restrepo have been amended to, among other things, cap the potential payout of TSR Share awards (previously issued but unvested as well as future awards) at target if the Company’s absolute total shareholder return for the applicable performance period is negative.
(c)	Mr. Petrello achieved 88.34% of his 2017 performance criteria, and as a result he earned a Performance Share award for 2018 valued at 88.34% of 2x his maximum non-equity incentive award ($7,000,000), or $6,183,800, calculated in accordance with the terms of his employment agreement. Accordingly, on February 23, 2018, the Compensation Committee granted a Performance Share award of 851,763 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 23, 2018.
(d)	These TSR Shares were granted to Mr. Petrello on January 2, 2018. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target. On December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello voluntarily forfeited these TSR Shares. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant.
(e)	This award of restricted shares was granted to Mr. Petrello on December 31, 2018, in exchange for the forfeiture of his TSR Shares granted on January 2, 2018. Mr. Petrello initiated the exchange of his 2018 TSR Shares for this time-based restricted shares to reduce his total compensation for 2018.
(f)	Mr. Petrello achieved 88% of his 2016 performance criteria, and as a result he earned a Performance Share award for 2017 valued at 88% of 2x his maximum non-equity incentive award ($7,000,000), or $6,160,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 17, 2017, the Compensation Committee granted a Performance Share award of 381,424 shares to Mr. Petrello, based

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upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 17, 2017.

(g)	These TSR Shares were granted to Mr. Petrello on January 3, 2017. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target.
(h)	Mr. Petrello achieved all of his 2015 performance criteria, and as a result he earned a Performance Share award for 2016 valued at 2x his maximum non-equity incentive award, or $7,000,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the Compensation Committee agreed to grant a Performance Share award of 1,083,591 shares to Mr. Petrello, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance share award calculated using the closing price of our common shares on February 19, 2016. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $11,756,963. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders.
(i)	These TSR Shares were granted to Mr. Petrello on January 4, 2016. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $5,250,000 for Maximum or $2,625,000 at Target.
(j)	Mr. Restrepo achieved 88.34% of his 2017 performance criteria, and as a result he earned a Performance Share award for 2018 valued at 88.34% of 2x his target non-equity incentive award ($1,300,000), or $1,148,420, calculated in accordance with the terms of his employment agreement. Accordingly, on February 23, 2018, the date of determination, the Compensation Committee granted a Performance Share award of 158,185 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 23, 2018.
(k)	These TSR Shares were granted to Mr. Restrepo on January 2, 2018. The grant-date fair value set forth in the table is calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.
(l)	Mr. Restrepo achieved all of his 2016 performance criteria, and as a result he earned a Performance Share award for 2017 valued at 2x his target non-equity incentive award, or $1,300,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 17, 2017, the Compensation Committee granted a Performance Share award of 80,495 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 17, 2017.
(m)	These TSR Shares were granted to Mr. Restrepo on January 3, 2017. The grant-date fair value set forth in the table is calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.
(n)	Mr. Restrepo achieved all of his 2015 performance criteria, and as a result he earned a Performance Share award for 2016 valued at 2x his target non-equity incentive award, or $1,300,000, calculated in accordance with the terms of his employment agreement. Accordingly, on February 19, 2016, the Compensation

2019 Proxy Statement 51

Committee agreed to grant a Performance Share award of 201,238 shares to Mr. Restrepo, based upon the average daily closing price of our shares on each of the preceding 20 business days prior to that date. The amount reflected in the table is the value of the Performance Share award calculated using the closing price of our common shares on February 19, 2016. However, the shares were not issued until June 7, 2016, following shareholder approval of the 2016 Stock Plan, and as a result the grant date fair value of the Performance Shares for purposes of ASC 718 was $2,183,432. The date of determination, calculation methodology for the stock price, and number of shares of the then-pending award were disclosed in our 2016 proxy statement, under “Item 3 – Approval of Company’s 2016 Stock Plan” and that item was approved by our shareholders.

(o)	These TSR Shares were granted to Mr. Restrepo on January 4, 2016. The grant-date fair value set forth in the table was calculated using the Monte Carlo method. Had the grant been valued based on the average closing price of our shares on each of the 20 calendar days preceding the calculation date, as determined in accordance with his employment contract, the TSR Share award would have been valued at $1,300,000 for Maximum or $650,000 at Target.
(3)	The annual performance bonuses of our named executive officers are governed by our Incentive Plan, as described above under “Compensation Discussion and Analysis—Key Components of Executive Compensation—How We Determine the Annual Performance Bonus.” Amounts shown in the table above reflect the amounts earned for the particular year shown, even though such amounts are paid in the following year.
(4)	The amounts in this column are attributable to above-market earnings in the Executive Plan. For 2018, above-market earnings represent the difference between the 6% interest rate earned under this plan and 3.98%, which is 120% of the Internal Revenue Service Long-Term Applicable Federal Rate as of December 31, 2018. Nonqualified deferred compensation activity for 2018 is detailed in the table under “2018 Nonqualified Deferred Compensation” below.
(5)	The amounts in the “All Other Compensation” column of this table consist of the following:
NAME	YEARS	INSURANCE BENEFITS(a)	CLUB MEMBERSHIP	IMPUTED LIFE INSURANCE(b)	OTHER(c)	401(K) COMPANY MATCH	TOTAL
Anthony G. Petrello Chairman of the Board, President and CEO	2018	0	28,252	11,389	1,251,533	13,750	1,304,924
	2017	0	26,617	11,389	1,379,300	13,500	1,430,806
	2016	0	26,044	10,209	1,283,060	6,625	1,325,938
William J. Restrepo CFO	2018	0	13,765	2,596	443,436	13,750	473,547
	2017	0	13,362	2,596	400,000	13,500	429,458
	2016	0	8,489	2,312	400,000	6,625	417,426
Mark D. Andrews Corporate Secretary	2018	0	0	0	94,660	0	94,660
	2017	0	0	0	94,445	0	94,445
	2016	0	0	0	87,659	0	87,659
(a)	The economic benefit related to a split-dollar life insurance arrangement was $27,704 for Mr. Petrello for 2018. These amounts are reimbursed to the Company. The benefit as projected on an actuarial basis was a loss of $760,958 before taking into account any reimbursements to the Company. We have used the economic-benefit method for purposes of disclosure in the Summary Compensation Table. Nabors suspended premium payments under these policies in 2002.
(b)	Represents value of life insurance premiums for coverage in excess of $50,000 for Messrs. Petrello and Restrepo.

52	2019 Proxy Statement

(c)	For 2018, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $51,533. For 2017, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $179,300. For 2016, the amount in this column for Mr. Petrello includes contributions to the Executive Plan of $1,200,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $80,560.

For 2018, the amount in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000 and unreimbursed incremental variable operating costs to the Company attributable to his personal use of corporate aircraft of $43,436. For 2017 and 2016, the amount attributable in this column for Mr. Restrepo includes contributions to the Executive Plan of $400,000, respectively. The amount in this column for Mr. Andrews for each of 2018, 2017, and 2016 includes a housing allowance of $48,000, respectively, as well as reimbursement of Bermuda payroll taxes, company matching contributions to a Bermuda pension plan, and reimbursement of Bermuda health and social insurance premiums, none of which individually exceeds the greater of $25,000 or 10% of the total amount of these benefits for Mr. Andrews.

(6)	Because our CEO voluntarily forfeited the TSR Shares granted in January 2018, he will never realize any value from those 2018 TSR Shares even though they are required to be included in the 2018 Summary Compensation Table. Adjusted for the forfeiture of the 2018 TSR Shares and the grant of time-based restricted shares valued at $1,500, the compensation for our CEO in the 2018 Summary Compensation Table would appear as follows:
YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)	ALL OTHER COMPENSATION ($)	ADJUSTED TOTAL COM- PENSATION ($)	TOTAL REPORTED COMPENSATION ($)	DIFFERENCE ($)	DIFFERENCE (%)
2018	1,750,000	0	5,870,147	0	1,659,604	109,931	1,304,924	10,694,606	14,742,873	(4,048,267)	(27.5%)

2018 GRANTS OF PLAN-BASED AWARDS

The table below shows information about plan-based awards, including possible payouts for performance bonuses under the Incentive Plan, TSR Shares, and Performance Shares, in each case as granted during the year ended December 31, 2018.

NAME	GRANT DATE	ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)			ESTIMATED POSSIBLE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(3)			ALL OTHER STOCK AWARDS NUMBER OF SHARES OF STOCK(4) (#)	GRANT-DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)
		THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Anthony G. Petrello		1,225,000	1,750,000	3,500,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/2/2018	N/A	N/A	N/A	212,036	424,071	848,142	N/A	N/A	N/A	N/A	4,048,267
	2/23/2018	N/A	N/A	N/A	N/A	N/A	N/A	192,837	482,094	964,187	N/A	5,868,647
	12/31/2018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	750	1,500
William J. Restrepo		455,000	650,000	1,300,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	1/2/2018	N/A	N/A	N/A	52,504	105,008	210,016	N/A	N/A	N/A	N/A	1,002,427
	2/23/2018	N/A	N/A	N/A	N/A	N/A	N/A	35,183	89,532	179,063	N/A	1,089,895
Mark D. Andrews		17,600	44,000	88,000	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	2/232018	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	7,963	54,846
(1)	Amounts represent a range of possible payouts for performance bonuses under the Incentive Plan. As described under “Compensation Discussion and Analysis” above, the Compensation Committee sets target performance

2019 Proxy Statement 53

bonus amounts at the beginning of the fiscal year under our Incentive Plan. Possible performance bonus payouts under the Incentive Plan for Messrs. Petrello and Restrepo are based on targets set by the Compensation Committee with respect to adjusted EBITDA. If the threshold performance level is not achieved, no payout would be made. The amount set forth in the “Threshold” column above represents the amount payable if the executive achieved the threshold performance level. The amount set forth in the “Target” column above represents the amount payable if the executive achieved the target performance. The amount set forth in the “Maximum” column above represents the amount payable if the executive achieved the maximum performance. If actual performance falls between Threshold and Target levels, or Target and Maximum levels, the annual performance bonus is prorated. In addition, adjustments are permitted as deemed appropriate by the Board to account for significant events that warrant an adjustment. The actual amounts paid for fiscal year 2018 are set forth above in the “2018 Summary Compensation Table” in the “Non-Equity Incentive Plan Compensation” column.

(2)	Pursuant to Messrs. Petrello and Restrepo’s employment agreements, these TSR Shares are eligible to vest in 2021 based upon the Company’s relative share performance measured over 2018-2020. However, on December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello voluntarily forfeited awards granted to him on January 2, 2018. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares that vests in equal installments on the first three anniversaries of the date of grant. The Compensation Committee and Mr. Petrello agreed on this transaction to reduce his compensation opportunity for 2018 and to better align his compensation with shareholder losses sustained during the year.
(3)	Amounts represent the threshold, target and maximum payouts for Performance Shares granted to each of Messrs. Petrello and Restrepo. The Performance Shares earned by Messrs. Petrello and Restrepo in February 2018 pursuant to their respective employment agreements were based upon the achievement of certain objectives for the 2017 year and were granted in February 2018. Mr. Petrello achieved 88.34% of his goals and therefore received 851,763 restricted shares scheduled to vest in three (3) equal annual installments beginning on the first anniversary of the date of the award. Mr. Restrepo achieve 88.34% of his goals and therefore received 158,185 restricted shares scheduled to vest ratably over a three-year period.
(4)	In March 2018, Mr. Andrews received 7,963 restricted shares relating to 2017 performance, which are scheduled to vest ratably over a four-year period.

2018 OPTION EXERCISES AND SHARES VESTED

The following table shows stock options exercised by the named executive officers and restricted share awards vested during 2018.

NAME	OPTION AWARDS		SHARE AWARDS
	NUMBER OF SHARES ACQUIRED ON EXERCISE	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)(2)	VALUE REALIZED ON VESTING ($)
Anthony G. Petrello(1)	0	0	914,526	6,520,875
William J. Restrepo(1)	0	0	174,428	1,229,987
Mark D. Andrews	0	0	6,585	43,709
(1)	Mr. Petrello’s and Mr. Restrepo’s share awards include TSR Shares earned for the three-year performance cycle that ended on December 31, 2017. The Company’s TSR performance relative to the applicable Performance Peer Group for TSR Shares granted in 2015 ranked at 10, or above Target, and resulted in a multiplier of 80% being applied to the target grant of TSR Shares. In February 2018, 174,709 and 43,261 shares of the TSR Shares granted in 2015 to Mr. Petrello and Mr. Restrepo vested following a determination by the Compensation Committee. The remaining shares were forfeited.
(2)	Messrs. Petrello and Restrepo tendered shares to satisfy tax withholding obligations upon vesting of these share awards, and, accordingly, each officer received fewer shares than shown in the table.

54	2019 Proxy Statement

2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The table below shows unexercised options, restricted share awards that have not vested, and equity incentive plan awards for each named executive officer outstanding as of December 31, 2018. The amounts reflected as market value are based on the closing price of our common shares of $2.00 on December 31, 2018 as reported on the NYSE.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS(#) UNEXERCISABLE	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES THAT HAVE NOT VESTED (#)		MARKET VALUE OF SHARES THAT HAVE NOT VESTED ($)	EQUITY INCENTIVE PLAN AWARDS NUMBER OF UNEARNED SHARES THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS MARKET OR PAYOUT VALUE OF UNEARNED SHARES THAT HAVE NOT VESTED ($)
Anthony G. Petrello	1,698,427	0	9.87	2/25/19
	1,726	0	20.90	9/30/19
	750,000	0	16.36	8/22/21
					750	(1)	1,500	N/A		N/A
					851,763	(2)	1,703,526	N/A		N/A
					254,283	(3)	508,566	N/A		N/A
					361,197	(4)	722,394	N/A		N/A
					N/A		N/A	79,690	(5)	159,380
					N/A		N/A	150,172	(6)	300,344
William J. Restrepo					158,185	(7)	316,370	N/A		N/A
					53,663	(8)	107,326	N/A		N/A
					67,079	(9)	134,158	N/A		N/A
					N/A		N/A	52,504	(10)	105,008
					N/A		N/A	19,733	(11)	39,466
					N/A		N/A	37,186	(12)	74,372
Mark D. Andrews	3,397	0	9.87	2/25/19
	2,746	0	9.18	3/10/19
					7,963	(13)	15,926	N/A		N/A
					4,861	(14)	9.722	N/A		N/A
					5,451	(15)	10,902	N/A		N/A
					1,387	(16)	2,774	N/A		N/A
(1)	On December 31, 2018, the Compensation Committee approved a transaction pursuant to which Mr. Petrello forfeited the TSR Shares granted to him in 2018. In exchange for such forfeiture, Mr. Petrello received an award of 750 restricted shares having a grant date fair value of $1,500 that vest in equal installments on 12/31/19, 12/31/20, and 12/31/21.
(2)	283,921 shares vested on 2/23/19; 283,921 shares vest on each of 2/23/20 and 2/23/21.
(3)	127,142 shares vested on 2/17/19; 127,141 shares vest on 2/17/20.
(4)	Vests on 6/7/19.
(5)	Assumes payout at threshold. These shares are not scheduled to vest until after the performance cycle ending 12/31/19. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2017, the number of shares that would have vested had the performance period ended on 12/31/18 is zero. In addition, a recent amendment to Mr. Petrello’s employment agreement caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.
(6)	On January 2, 2019, 150,172 of the 600,686 TSR Shares granted in 2016 for the performance cycle beginning January 1, 2016 vested following a determination by the Compensation Committee. The remaining 450,514 shares were forfeited.
(7)	52,728 shares vested on 2/23/19; 52,729 shares vest on 2/23/20; and 52,728 shares vest on 2/23/21.
(8)	26,831 shares vested on 2/17/19; 26,832 shares vest on 2/17/20.
(9)	Vests on 6/7/19.

2019 Proxy Statement 55

(10)	Assumes payout at threshold. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2018, the number of shares that would vest is at minimum. These shares are not scheduled to vest until after the performance cycle ending 12/31/20. In addition, a recent amendment to Mr. Restrepo’s employment agreement caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.
(11)	Assumes payout at threshold. These shares are not scheduled to vest until after the performance cycle ending 12/31/19. Based upon the Company’s TSR performance relative to the applicable Peer Group for TSR Shares granted in 2017, the number of shares that would have vested had the performance period ended on 12/31/18 is zero. In addition, a recent amendment to Mr. Restrepo’s employment agreement caps the payout on all previously issued but unvested TSR Share awards, and any future TSR Share awards, at target if the Company’s absolute TSR at the end of the performance period is negative.
(12)	On January 2, 2019, 37,186 shares of the TSR Shares granted in 2016 vested following a determination by the Compensation Committee. The remaining 111,555 shares were forfeited.
(13)	1,991 shares vested on 2/23/19; 1,991 shares vest on 2/23/20; 1,990 shares vest on 2/23/21; and 1,991 shares vest on 2/23/22.
(14)	1,621 shares vested on 3/3/19; 1,620 shares vest on each of 3/3/20 and 3/3/21.
(15)	2,725 shares vested on 2/19/19; 2,726 shares vest on 2/19/20.
(16)	1,387 shares vested on 2/20/19.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following tables provide information about our equity compensation plans (1999 Plan, 2003 Plan, 2013 Stock Plan and 2016 Stock Plan) as of December 31, 2018:

PLAN CATEGORY	(A) NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(B) WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS	(C) NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity compensation plans approved by security holders	3,141,862	$11.54	14,322,036
Equity compensation plans not approved by security holders	634,403	$10.48	921,597
Total	3,776,265		15,243,633

Following is a brief summary of the material terms of the plans that have not been approved by our shareholders. Unless otherwise indicated, (1) each plan is administered by an independent committee appointed by the Company’s Board; (2) the exercise price of options granted under each plan must be no less than 100% of the fair market value per common share on the date of the grant of the option; (3) the term of an award granted under each plan may not exceed 10 years; (4) options granted under the plan are nonstatutory options (“NSOs”) not intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “IRC”); and (5) unless otherwise determined by the committee in its discretion, options may not be exercised after the optionee has ceased to be employed by the Company.

1999 Stock Option Plan for Non-Employee Directors

The plan reserves for issuance up to 3,000,000 common shares of the Company pursuant to the exercise of options granted under the plan. The plan is administered by the Board or a committee appointed by the Board. Eligible directors may not consider or vote on the administration of the plan or serve as a member of the committee. Options may be granted under the plan to non-employee directors of the Company. Options vest and become non-forfeitable on the first anniversary of the option grant if the optionee has continued to serve as a director until that day, unless otherwise provided. The Board typically grants fully vested options to directors who choose to receive them in lieu of quarterly director retainer fees. In the event of termination of an optionee’s service as a director by reason of voluntary

56	2019 Proxy Statement

retirement, declining to stand for re-election or becoming a full-time employee of the Company or a subsidiary of the Company, all unvested options granted under the plan automatically expire and are not exercisable, and all unexercised options continue to be exercisable until their stated expiration date. All unvested options automatically vest and become non-forfeitable as of the date of death or disability and become exercisable for two years from the date of the death of the optionee or until the stated expiration date, whichever is earlier. In the event of the termination of an optionee’s service as a director by the Board for cause or the failure of such director to be re-elected, the administrator of the plan in its sole discretion can cancel the then-outstanding options of the optionee, including options that have vested, and those options automatically expire and become non-exercisable on the effective date of the termination.

NONQUALIFIED DEFERRED COMPENSATION

DEFERRED COMPENSATION PLAN

Our Deferred Compensation Plan allows certain employees, including some of our named executive officers, to defer an unlimited portion of their base salary and annual performance bonus and to receive Company matching contributions in excess of contributions allowed under our 401(k) Plan because of IRS qualified plan limits. Individual account balances in the Deferred Compensation Plan are adjusted in accordance with deemed investment elections made by the participant using investment vehicles made available from time to time. Distributions from the Deferred Compensation Plan are generally made in the form of a lump-sum payment upon separation of service from the Company.

EXECUTIVE PLAN

Under our Executive Plan, we make deferred bonus contributions to accounts established for certain employees, including some of our named executive officers and other senior leaders, based upon their employment agreements, as applicable, or their performance during the year. Individual account balances in the Executive Plan are adjusted in accordance with deemed investment elections made by the participant either using investment vehicles made available from time to time or in a deemed investment fund that provides an annual interest rate on such amounts as established by the Compensation Committee from time to time. The interest rate for the deemed investment fund is currently set at six percent. Messrs. Petrello and Restrepo have elected to participate in this fund, partially and fully, respectively, as have some of our other senior management. Distributions from the Executive Plan are made in the form of lump-sum payments upon death, disability, termination without cause (as defined in the employment agreement), upon vesting or upon departure from the Company after vesting, which generally occurs three to five years after a contribution to the participant’s account.

Both the Deferred Compensation Plan and Executive Plan are unfunded deferred-compensation arrangements. The table below shows aggregate earnings and balances for each of the named executive officers under these plans as of December 31, 2018.

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FISCAL YEAR ($)(1)	COMPANY CONTRIBUTIONS IN LAST FISCAL YEAR ($)(2)	AGGREGATE EARNINGS (LOSS) IN LAST FISCAL YEAR ($)(3)	AGGREGATE WITHDRAWAL/ DISTRIBUTION ($)	AGGREGATE BALANCE AT LAST FISCAL YEAR END ($)(4)
Anthony G. Petrello	0	1,200,000	(323,858)	(38,817)	12,682,553
William J. Restrepo	0	400,000	102,217	0	1,840,326
Mark D. Andrews	0	0	0	0	0
(1)	The amounts shown reflect contributions to the Deferred Compensation Plan by the Executive.
(2)	The amounts shown reflect contributions to the Executive Plan by the Company. These amounts are included in the “All Other Compensation” column of the “2018 Summary Compensation Table” above.
(3)	The amount shown reflects earnings (losses) in the Executive Plan. The portion of these amounts representing above-market earnings is reflected in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the “2018 Summary Compensation Table” above.
(4)	All amounts reflect balances in the Executive Plan. Mr. Andrews did not participate in either of our nonqualified deferred compensation plans in 2018.

2019 Proxy Statement 57

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table reflects potential payments to executive officers on December 31, 2018 for termination upon a change in control, termination without cause or constructive termination without cause (as defined in the respective employment agreement). The amounts shown assume the termination was effective on December 31, 2018, and the stock award amounts reflected are based on the closing price of our common shares of $2.00 on December 31, 2018, as reported on the NYSE. In addition to the amounts set forth below, in the event of death, disability or termination without cause, Messrs. Petrello and Restrepo would each have the right to a distribution of his account balance under the Executive Plan, as described above under “Compensation Discussion and Analysis—Retirement Benefits.”

NAME	CASH SEVERANCE(1)	OPTION AWARDS(2)	STOCK AWARDS(3)	RETIREMENT AND SAVINGS PLAN CONTRIBUTIONS	WELFARE BENEFITS(4)	TAX GROSS-UPS	OTHER(5)	TOTAL
Anthony G. Petrello	9,834,212	0	11,774,880	0	243,647	0	188,554	22,041,292
William J. Restrepo	3,652,707	0	1,433,230	0	30,397	0	0	5,116,334
Mark D. Andrews	0	0	0	0	0	0	0	0
(1)	Pursuant to their employment agreements, Messrs. Petrello and Restrepo would each have the right to receive within 30 days of a termination without cause or constructive termination without cause, including in connection with a change of control, 2.99x the average sum of his base salary and annual performance bonus during the three fiscal years preceding the termination.
(2)	Mr. Petrello would be entitled to exercise options following termination for the remaining life of the respective awards. The value of Mr. Petrello’s option awards, all of which are vested, are set forth above in the “2018 Outstanding Equity Awards at Fiscal Year End” table.
(3)	Pursuant to their employment agreements, in the event of a termination without cause or constructive termination without cause, including in connection with a change of control, any of their then outstanding unvested stock options, unvested restricted shares and any other equity compensation awards shall become vested, TSR Shares previously granted would be deemed earned at maximum levels, and, for Mr. Petrello only, Performance Shares for the year of termination would be deemed earned at maximum levels. In addition, earned Performance Shares would immediately vest.
(4)	Amount for Mr. Petrello represents the present value of providing medical, vision, dental and life insurance benefits following termination until the later of his death or the death of his wife, assuming an inflation rate equal to the risk-free rate for U.S. Treasury securities, discounted back to the present value based on an assumed mortality of 21 years as of December 31, 2018. Amount for Mr. Restrepo represents the cost of continuing medical, vision, dental and life insurance benefits for three years following his termination, at 2018 costs.
(5)	Represents (i) an estimated value of $103,798 for Mr. Petrello’s personal use of Company aircraft for one-year following his termination, assuming usage equal to the average of the three years immediately prior to termination, and (ii) $84,756 for continuation of Mr. Petrello’s club memberships for three years following termination, assuming continuation of 2018 cost.

58	2019 Proxy Statement

REQUIRED CEO PAY RATIO DISCLOSURE

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our Chief Executive Officer, Mr. Petrello. The applicable SEC rules require us to identify a median employee only once every three years, as long as there have been no changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure. Because of certain changes in the employee population and in compensation that occurred during 2018, we have decided to use a different median employee in 2018 than the one we used in 2017.

For 2018, we determined that the annual total compensation of the median compensated employee, other than our CEO, was $53,768. Our CEO’s 2018 annual total compensation, as reflected in the 2018 Summary Compensation Table above, was $14,742,873; and the ratio of these amounts was 1:274.

To identify the median compensated employee we used all elements of compensation, including actual cash compensation consisting of base salary (for salaried employees) and rate of pay (for hourly employees), overtime (where applicable) and annual bonus for 14,110 of our employees worldwide, which number excludes 744 employees – or up to five percent of our employee population as permitted by the SEC’s de minimis exemption – from the following countries: China (27 employees); Ecuador (90 employees); Egypt (15 employees); Indonesia (144 employees); Iraq (2 employees); Malaysia (38 employees); Mexico (127 employees); Poland (3 employees); Romania (1 employee); Venezuela (288 employees); and Yemen (9 employees). We annualized base pay for those permanent employees who did not work for the entire 12-month period. We used average exchange rates from January 1, 2018, to December 31, 2018, to convert the cash compensation of non-U.S. employees to U.S. currency. We did not exclude employees who joined the Company from acquired companies.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

As noted above, on December 31, 2018, the Compensation Committee approved a transaction pursuant to which our CEO forfeited TSR Shares granted to him on January 2, 2018, consisting of an aggregate of 848,142 restricted shares having a grant date fair value of approximately $4.0 million. In exchange for such forfeiture, our CEO received an award of 750 restricted shares, having a grant date fair value of $1,500, that vests in equal installments on the first three anniversaries of the date of grant. Had we been permitted under SEC rules to take this transaction into account in reporting our CEO’s compensation for 2018, his total compensation would have been $10,694,606 and the ratio of the median employee’s compensation to our CEO’s compensation would have been 1:199.

In addition, approximately 62 percent of our employees are located outside of the United States, in several different countries. Certain of our competitors do not have operations outside the United States to the same extent we do. In many of the countries where we operate the cost of living is much lower than in the United States, as is employee compensation. In light of this, we also conducted a review of compensation for our employees located only in the United States. We included all such employees, whether employed on a full-time, part-time, or seasonal basis. Compensation was annualized for employees who did not work the entire 12-month period. We determined that the annual total compensation of the median compensated U.S.-based employee, other than our CEO, was $84,785. The ratio of this employee’s compensation to that of our CEO was 1:174 (1:126 taking into account the transaction pursuant to which our CEO forfeited his 2018 TSR Shares in exchange for 750 restricted shares).

2019 Proxy Statement 59

COMPANY PROPOSAL

ITEM 3: ADVISORY VOTE TO APPROVE COMPENSATION OF NAMED EXECUTIVE OFFICERS

As described above in detail under “Compensation Discussion and Analysis,” we seek to attract, retain and motivate leaders who understand the complexities of our business and can deliver positive business results for the benefit of our shareholders. We have structured our compensation program to accomplish this purpose. Our executive compensation philosophy is to provide our executives with appropriate and competitive individual pay opportunities with actual pay outcomes that reward superior corporate and individual performance. The ultimate goal of our program is to increase shareholder value by providing executives with appropriate incentives to achieve our long-term business objectives.

We are aware of the concerns that have been expressed by our shareholders in the past with respect to certain elements of our executive compensation programs. We have, over the years, taken diligent steps to understand and address those concerns. To that end, we continue to provide a program of cash and performance-based equity awards designed to reward executives for superior performance, as measured by both financial and nonfinancial factors, and performance-based use equity awards to align executives’ interests with those of other shareholders. In 2018 alone, our Compensation Committee: (i) agreed to a transaction pursuant to which our CEO forfeited TSR Shares having a grant date fair value of approximately $4.0 million, in exchange for which he received an award of 750 restricted shares, having a grant date fair value of $1,500; (ii) amended our CEO’s and CFO’s employment agreements to, among other things, cap the payout of all TSR Share awards at target if the Company’s total shareholder return is negative; and (iii) reduced our CEO’s base salary for 2019 by 10 percent.

Shareholders are asked to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. While the vote on executive compensation is nonbinding, the Board and the Compensation Committee will review the voting results and give consideration to the outcome. We ask our shareholders to vote on the following resolution at the meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2019 Annual General Meeting of Shareholders pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and narrative disclosure.”

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions of the Company, the Board or the Compensation Committee; nor will it change the fiduciary duties of the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3, THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

60	2019 Proxy Statement

ADDITIONAL INFORMATION

SHAREHOLDER MATTERS

Bermuda has exchange controls applicable to residents in respect of the Bermuda dollar. As an exempted company, the Company is considered to be non-resident for such exchange control purposes; consequently, there are no Bermuda governmental restrictions on the Company’s ability to make transfers and carry out transactions in all other currencies, including currency of the United States.

There is no reciprocal tax treaty between Bermuda and the United States regarding withholding taxes. Under existing Bermuda law, no Bermuda withholding tax on dividends or other distributions, or any Bermuda tax computed on profits or income or on any capital asset, gain or appreciation will be payable by the Company or its operations, and there is no Bermuda tax in the nature of estate duty or inheritance tax applicable to shares, debentures or other obligations of the Company held by non-residents of Bermuda.

2020 SHAREHOLDER PROPOSALS

Shareholders who, in accordance with the SEC’s Rule 14a-8, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2020 annual general meeting of shareholders (including the inclusion of a director nominee submitted pursuant to our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders) must submit their proposals, and their proposals must be received at our principal executive offices, no later than December 26, 2019. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion. December 26, 2019, is also the date by which up to 20 shareholders owning collectively three percent or more of our outstanding common shares for at least three years may nominate and include in our proxy materials nominees representing up to 20% of the Board, as more completely detailed in our Amended and Restated Policy Regarding Director Candidates Recommended by Shareholders available at www.nabors.com.

In accordance with our Bye-laws, in order to be properly brought before the 2020 annual general meeting, a notice of the matter the shareholder wishes to present must be delivered to the Corporate Secretary in person or by courier at the address shown on notice of meeting at the beginning of this Proxy Statement or by mail at P.O. Box HM3349, Hamilton, HMPX Bermuda, not less than sixty (60) nor more than ninety (90) days prior to the first anniversary of this year’s meeting (provided, however, that if the 2020 annual general meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice must be received not later than the close of business on the tenth (10th) day following the day on which notice of the date of the annual general meeting is mailed or public disclosure of the date of the annual general meeting is made, whichever first occurs). As a result, any notice given by or on behalf of a shareholder pursuant to these provisions of our Bye-laws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than March 6, 2020 and no later than April 5, 2020.

OTHER MATTERS

Other than the presentation of the annual audited financial statements for the Company’s 2018 fiscal year, the Board knows of no other business to come before the meeting. However, if any other matters are properly brought before the meeting, the persons named in the accompanying form of proxy, or their substitutes, will vote in their discretion on such matters.

NABORS INDUSTRIES LTD.

Mark D. Andrews
Corporate Secretary

Dated: April 25, 2019

2019 Proxy Statement 61

ANNEX A

RECONCILIATION OF NON-GAAP MEASURES

2018
(in thousands)
OPERATING REVENUES:
U.S. Drilling	$1,083,227
Canada Drilling	105,000
International Drilling	1,469,038
Drilling Solutions	250,242
Rig Technologies	270,988
Other reconciling items	(120,876)
Total operating revenues	$3,057,619

ADJUSTED EBITDA:
U.S. Drilling	$373,288
Canada Drilling	31,006
International Drilling	457,448
Drilling Solutions	68,663
Rig Technologies	(9,375)
Other reconciling items	(162,354)
Total adjusted EBITDA	$758,676

RECONCILIATION:
Adjusted EBITDA	$758,676
Depreciation and amortization	(866,870)
Operating income (loss)	(108,194)
Earnings (losses) from unconsolidated affiliates	1
Interest expense	(9,499)
Investment income (loss)	(227,124)
Impairments and other charges	(29,532)
Other, net	(144,446)
Income (loss) from continuing operations before income taxes	$(518,794)

Income tax expense (benefit)	79,269
Income (loss) from continuing operations, net of tax	(598,063)
Income (loss) from discontinued operations, net of tax	(14,663)
Net Income (loss)	(612,726)
Less: Net (income) loss attributable to non-controlling interest	(28,222)
Net income (loss) attributable to Nabors	$(640,948)
Less: Preferred stock dividend	(12,305)
Net Income (loss) attributable to Nabors common shareholders	$(653,253)

2019 Proxy Statement A-1

RECONCILIATION OF NET DEBT TO TOTAL DEBT

(In thousands)	December 31, 2018	December 31, 2017
	(Unaudited)

Current portion of debt	$561	$181
Long-term debt	3,585,884	4,027,766
Total Debt	3,586,445	4,027,947
Less: Cash and short-term investments	481,802	365,366
Net Debt	$3,104,643	$3,662,581

A-2	2019 Proxy Statement

NABORS

NABORS INDUSTRIES LTD.
C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E69406-P21526

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NABORS INDUSTRIES LTD.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Tanya S. Beder
02) Anthony R. Chase
03) James R. Crane
04) John P. Kotts
05) Michael C. Linn
06) Anthony G. Petrello
07) John Yearwood

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Proposal to appoint PricewaterhouseCoopers LLP as independent auditor and to authorize the Audit Committee of the Board of Directors to set the independent auditor's remuneration.	☐	☐	☐
3. Advisory Say-on-Pay vote regarding the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.	☐	☐	☐

NOTE: The proxies are authorized to vote, in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof. The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). **If no direction is made, this proxy will be voted FOR the election of the nominees for the Board of Directors listed under proposal 1 and FOR proposals 2 and 3.** If any other matters properly come before the meeting the person named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

E69407-P21526

NABORS INDUSTRIES LTD.
ANNUAL GENERAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The shareholder(s) hereby appoint(s) Anthony G. Petrello, Mark D. Andrews, and William J. Restrepo, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the Common Shares of Nabors Industries Ltd. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 10:00 AM, Central Daylight Time on June 4, 2019, at the offices of Nabors Corporate Services, Inc., 515 W. Greens Rd., Houston, TX 77067, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS LISTED ON THE REVERSE SIDE UNDER PROPOSAL 1, AND FOR PROPOSALS 2 AND 3.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE